EXHIBIT 10.3

                          AMENDMENT AGREEMENT NO. 2 FOR
                               LEASE AGREEMENT AND
                       CERTAIN OTHER OPERATIVE AGREEMENTS

         THIS AMENDMENT AGREEMENT is made and entered into as of the 31st of May, 2000, by and among AVIATION SALES COMPANY, a Delaware corporation ("Aviation Sales"), as Construction Agent (the "Construction Agent"); AVIATION SALES COMPANY, as Lessee (the "Lessee"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually, except as expressly stated in the Operative Agreements, but solely as Owner Trustee under the Aviation Sales Trust 1998-1 (the "Owner Trustee"); BANK OF AMERICA, N.A., d/b/a NationsBank, N.A., successor to NationsBank, National Association ("Bank of America"), as a Holder and as a Lender; BANK OF AMERICA, N.A., d/b/a NationsBank, N.A., successor to NationsBank, National Association, as Administrative Agent (the "Agent"); each of the holders party to the Trust Agreement (defined below) (the "Holders"); each of the Lenders party to the Credit Agreement (defined below)(the "Lenders"); and each of the Guarantors party to the Guaranty Agreement (defined below).

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Construction Agent, the Lessee, the Owner Trustee, the Agent, the Lenders and the Holders have entered into the Participation Agreement dated as of December 17, 1998 (as amended, the "Participation Agreement"); and

         WHEREAS, the Owner Trustee, the Lenders and the Agent have entered into the Credit Agreement dated as of December 17, 1998 (as amended, the "Credit Agreement"); and

         WHEREAS, the Holders and the Owner Trustee have entered into the Amended and Restated Trust Agreement dated as of December 17, 1998 (as amended, the "Trust Agreement"); and

         WHEREAS, the Owner Trustee and the Lessee have entered into the Lease Agreement dated as of December 17, 1998 (as amended, the "Lease" or "Lease Agreement"); and

         WHEREAS, Aviation Sales, Subsidiaries of Aviation Sales, and the Agent have entered into the respective Guaranty Agreements (Series A Obligations) dated as of December 17, 1998, February 18, 2000, March 31, 2000 or May 31, 2000, as the case may be, (collectively, the "Series A Guaranty Agreement"); and the Subsidiaries of Aviation Sales and the Owner Trustee have entered into the respective Guaranty Agreements (Lessee Obligations) dated as of December 17, 1998 February 18, 2000, March 31, 2000 or May 31, 2000, as the case may be, (collectively, the "Lessee Guaranty Agreement", and collectively with the Series A Guaranty Agreement and any other Guaranty Agreement (as defined in the Participation Agreement), the "Guaranty Agreement" or "Guaranty"); and

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         WHEREAS, the Construction Agent and the Lessee have informed the Agent and the Owner Trustee that construction of the Improvements at the Property located in Miramar, Florida (the "Miramar Property") is substantially complete and the Lessee has obtained a temporary certificate of occupancy for, and is in fact occupying, the Miramar Property; and

         WHEREAS, the parties hereto desire further to amend the Lease Agreement and certain other Operative Agreements in the manner herein set forth effective as of the date hereof;

         NOW, THEREFORE, the Construction Agent, the Lessee, the Owner Trustee, the Holders, the Agent and the Lenders do hereby agree as follows:

         1. DEFINITIONS. The terms "Participation Agreement", "Credit Agreement", "Trust Agreement", "Lease", "Lease Agreement", "Guaranty Agreement" and "Guaranty" as used herein and in the Operative Documents (as defined in the Participation Agreement) shall mean such agreements as hereby amended and modified, and as further amended, modified, supplemented or restated from time to time in accordance with the terms thereof. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Participation Agreement.

         2. AMENDMENTS TO PARTICIPATION AGREEMENT, CREDIT AGREEMENT AND TRUST AGREEMENT -- ALLOCATED INTEREST AND ALLOCATED RETURN. Because the Lessee has obtained a temporary certificate of occupancy for, and is occupying, the Miramar Property, the parties agree that notwithstanding any provision to the contrary contained in any Operative Agreement, from and after the date hereof, no Funding shall be requested or made, and no proceeds of any Funding shall be used, to fund any Allocated Interest or Allocated Return.

         3. ADDITIONAL AMENDMENTS TO PARTICIPATION AGREEMENT. The Participation Agreement is hereby amended, effective as of the date hereof, as follows:

                  (a) In addition to, and without limitation of, any other condition to any Loan or Holder Funding set forth in the Participation or any other Operative Agreement, the obligation of any Lender or Holder to make any Loan or Holder Funding as of any date is further subject to satisfaction of the following conditions precedent as of each such date:

                           (i) No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Agent shall not have received from any Lender or Holder notice that, in the judgment of such Lender or Holder, litigation is pending or threatened which is likely to, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon such Lender's making of the requested Loan or Holder Funding.

                           (ii) No event shall have occurred since the date of this Amendment Agreement which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

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                  (b) Each of Lessee and Construction Agent hereby authorizes the Agent automatically to deduct from account numbered 003661088439 (which is maintained at Bank of America, N.A.) any Rent or other amounts due from Lessee or the Construction Agent to any Person under any Operative Agreement.

                  (c) Appendix A to the Participation Agreement is amended by adding each of the following definitions, in the appropriate alphabetical order; each of the following definitions of any term replaces any previous definition of such term that may have appeared in the Participation Agreement or any other Operative Agreement.

                           " 'ACCOMMODATION OBLIGATION' means any Contractual
                  Obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received. The amount of any Accommodation Obligation shall be equal to the amount of the Indebtedness, obligation or liability so guaranteed or otherwise supported; PROVIDED, that (i) if the liability of the Person extending such guaranty or support is limited with respect thereto to an amount less than the Indebtedness, obligation or liability guaranteed or supported, or is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Accommodation Obligation shall be limited (in the case of a guaranty or other support limited by amount) to such lesser amount or (in the case of a guaranty or other support limited by recourse to a particular asset or assets) to the higher of the Fair Market Value of such asset or assets at the date for determination of the amount of the Accommodation Obligation or the value at which such asset or assets would, in conformity with GAAP, be reflected on or valued for the purposes of preparing a consolidated balance sheet of such Person as at such determination date; and (ii) if any obligation or liability is guaranteed or otherwise supported jointly and severally by a Person and others, then the amount of the obligation or liability of such Person with respect to such guaranty or other support to be included in the amount of such Person's Accommodation Obligation shall be the whole principal amount so guaranteed or otherwise supported."

                           " 'AEROCELL' means Aerocell Structures, Inc., an
                  Arkansas corporation."

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                           " 'AFFILIATE', as applied to any Person, means any
                  other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, 'control' (including, with correlative meanings, the terms 'controlling', 'controlled by' and 'under common control with'), as applied to any Person, means (i) the possession, directly or indirectly, of the power to vote ten percent (10.0%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise, or (ii) the ownership of (a) a general partnership interest or (b) a limited partnership interest representing ten percent (10.0%) or more of the outstanding limited partnership interests of a Person."

                           " 'AMENDMENT EFFECTIVE DATE' shall mean May 31,
                  2000."

                           " 'AMENDMENT NO. 2' shall mean Amendment Agreement
                  No. 2 for Lease Agreement and certain other Operative Agreements dated as of May 31, 2000, among the Construction Agent, the Lessee, the Owner Trustee, the Agent, the Holders and Lenders party thereto and the Guarantors party thereto."

                           "  'APEX'  means  Apex  Manufacturing, Inc., an
                  Arizona corporation and wholly-owned Subsidiary of Manufacturing."

                           " 'APPLICABLE BASE RATE MARGIN' shall mean as of any
                  date of determination (i) during the period commencing on the Amendment Effective Date through the day on which the Agent has received a true notice from the Lessee that the Overadvance Amount is repaid in full, a per annum rate equal to three percent (3.00%) (subject to the proviso set forth below at the end of this definition), (ii) during the period commencing on the day immediately succeeding the day on which the Agent has received a true notice from the Lessee that the Overadvance Amount has been repaid in full through the day on which the Agent has received a true notice from the Lessee that the Revolving Credit Commitments have been reduced to a maximum of $250,000,000, a per annum rate equal to two and one-half percent (2.50%) (subject to the proviso set forth at the end of this definition), (iii) during the period commencing on the day immediately succeeding the day on which the Agent has received a true notice from the Lessee that the Revolving Credit Commitments have been reduced to a maximum of $250,000,000 through the day on which the Agent has received a true notice from the Lessee that the Revolving Credit Commitments have been reduced to a maximum of $200,000,000, a per annum rate equal to two percent (2.00%) (subject to the proviso set forth at the end of this definition), (iv) during the period commencing on the day immediately succeeding the day on which the Agent has received a true notice from the Lessee that the Revolving Credit Commitments have been reduced to a maximum of $200,000,000 through the date on which Aviation Sales delivers to the Agent, the Lenders and the Holders a Compliance Certificate, as and when required by
                  SECTION 28.1.1(D) of the Lease, with respect to the Fiscal Quarter ending December 31, 2000, a per annum rate

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                  equal to one and three-quarters percent (1.75%), and (v)
                  thereafter, PROVIDED THAT the Revolving Credit Commitments do not then exceed $250,000,000, the rate set forth below opposite the then applicable Performance Level set forth below:

                       PERFORMANCE LEVEL        APPLICABLE BASE RATE MARGIN
                       -----------------        ---------------------------
                               1                           1.50%
                               2                           1.75%
                               3                           2.25%

                  PROVIDED, HOWEVER, THAT, notwithstanding the foregoing, in the event the Revolving Credit Commitments exceed $250,000,000 on July 31, 2000, the Applicable Base Rate Margin shall increase, as of August 1, 2000 and each successive November 1, February 1, May 1 and August 1, by one-quarter of one percent (0.25%) until such time as the Agent has received a true notice from the Lessee that the Revolving Credit Commitments do not exceed $250,000,000, whereupon the increases in the Applicable Base Rate Margin made in compliance with this sentence shall immediately terminate and the Applicable Base Rate Margin shall be determined as set forth in CLAUSE (I), (II), (IV) or
                  (V) above, as applicable."

                           " 'APPLICABLE MARGIN' shall mean as of any date of
                  determination, (i) during the period commencing on the Amendment Effective Date through the day on which the Agent has received a true notice from the Lessee that the Overadvance Amount has been repaid in full, a per annum rate equal to four and one-half percent (4.50%) (subject to the proviso set forth at the end of this definition), (ii) during the period commencing on the day immediately succeeding the day on which the Agent has received a true notice from the Lessee that the Overadvance Amount has been repaid in full through the day on which the Agent has received a true notice from the Lessee that the Revolving Credit Commitments have been reduced to a maximum of $250,000,000, a per annum rate equal to four percent (4.00%) (subject to the proviso set forth at the end of this definition), (iii) during the period commencing on the day immediately succeeding the day on which the Agent has received a true notice from the Lessee that the Revolving Credit Commitments have been reduced to a maximum of $250,000,000 through the day on which the Agent has received a true notice from the Lessee that the Revolving Credit Commitments have been reduced to a maximum of $200,000,000, a per annum rate equal to three and one-half percent (3.50%) (subject to the proviso set forth below), (iv) during the period commencing on the day immediately succeeding the day on which the Agent has received a true notice from the Lessee that the Revolving Credit Commitments have been reduced to a maximum of $200,000,000 through the date on which Aviation Sales delivers to the Agent, the Lenders and the Holders a Compliance Certificate, as and when required by SECTION 28.1.1(D) of the Lease, with respect to the Fiscal Quarter ending December 31, 2000, a per annum rate equal to three and one-quarter percent (3.25%), and (v) thereafter, PROVIDED THAT the Revolving

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                  Credit Commitments do not then exceed $250,000,000, the rate set forth below opposite the then applicable Performance Level set forth below:

                       PERFORMANCE LEVEL        APPLICABLE MARGIN
                       -----------------        -----------------
                               1                      3.00%
                               2                      3.25%
                               3                      3.75%

                  PROVIDED, HOWEVER, THAT, notwithstanding the foregoing, in the event the Revolving Credit Commitments exceed $250,000,000 on July 31, 2000, the Applicable Margin shall increase, as of August 1, 2000 and each successive November 1, February 1, May 1 and August 1, by one-quarter of one percent (0.25%) until such time as the Agent has received a true notice from the Lessee that the Revolving Credit Commitments do not exceed $250,000,000, whereupon the increases in the Applicable Margin made in compliance with this sentence shall immediately terminate and the Applicable Margin shall be determined as set forth in CLAUSE (I), (II), (IV) or (V) above, as applicable."

                           " 'ASSET' means any Real Property or personal
                  property, plant, building, facility, structure, underground storage tank or unit, Non-TROL Equipment, Inventory, General Intangible, Receivable, or other asset owned, leased or operated by Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales, as applicable, (including any surface water thereon, and soil and groundwater thereunder)."

                           " 'BANKRUPTCY CODE' means Title 11 of the United
                  States Code (11 U.S.C.ss.ss.101 ET SEQ.), as amended from time to time, and any successor statute."

                           " 'BEARINGS' means Aviation Sales Bearings Company, a
                  Delaware corporation and wholly-owned Subsidiary of Distribution."

                           " 'BENEFIT PLAN' means a defined benefit plan as
                  defined in Section 3(35) of ERISA (other than a Multiemployer Plan or Foreign Employee Benefit Plan) in respect of which Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an 'employer' as defined in
                  Section 3(5) of ERISA."

                           " 'BORROWING BASE CERTIFICATE' shall have the meaning
                  assigned thereto in the Existing Aviation Sales Credit Agreement."

                           " 'CAPITAL EXPENDITURES' means, for any period, the
                  aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by Aviation Sales' or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; PROVIDED, HOWEVER, (i) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (A) expenditures for the

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

                  purchase or development of computer software and systems, (B) that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Parent and its Subsidiaries and (C) expenditures for Non-TROL Equipment which is purchased simultaneously with the trade-in of existing Non-TROL Equipment owned by the Parent or any of its Subsidiaries, to the extent the gross purchase price of the purchased Non-TROL Equipment exceeds the book value of the Non-TROL Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, (A) expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds not constituting Net Cash Proceeds of Sale and (B) expenditures for leased Inventory."

                           " 'CAPITAL LEASE' means any lease of any property
                  (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person."

                           " 'CAPITAL STOCK' means, with respect to any Person,
                  any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto."

                           " 'CASH INTEREST EXPENSE' means, for any Person for
                  any period, total interest expense, whether paid or accrued, but without duplication, (including the interest component of Capital Leases but net of the difference between payments received by such Person and its Subsidiaries on all Hedge Agreements and payments made by such Person and its Subsidiaries on all Hedge Agreements other than the initial payments made to enter into such Hedge Agreements) of such Person and its Subsidiaries, which is payable in cash, all as determined in conformity with GAAP."

                           " 'CARIBE' means Caribe Aviation, Inc., a Florida
                  corporation and wholly-owned Subsidiary of Aviation Sales Maintenance, Repair & Overhaul Company, a Delaware corporation and wholly-owned Subsidiary of Aviation Sales."

                           " 'CASH EQUIVALENTS' means (i) marketable direct
                  obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances, commercial paper, and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc., or P-1 (or better) by Moody's Investors Services, Inc.; PROVIDED, THAT
                  (x) the maturities of such Cash Equivalents shall not exceed one year and (y) such Cash Equivalents shall be maintained in investment and other accounts of the

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                  Existing Credit Agent at Citibank or accounts at other
                  investment banks or financial institutions acceptable to the Agent."

                           " 'CERCLA' means the Comprehensive Environmental
                  Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.ss.9601 ET SEQ., any amendments thereto, any successor statutes, and any regulations promulgated thereunder."

                           " 'CHANGE OF CONTROL' means (i) with respect to
                  Aviation Sales, (a) the occurrence of a change in more than fifty percent (50%) of the Parent Board or (b) any Person acquiring, directly or indirectly, voting control of thirty-five percent (35%) or more of the issued and outstanding Capital Stock of Aviation Sales and (ii) with respect to any Guarantor, Aviation Sales ceasing to own, directly or indirectly, and retain voting control of all issued and outstanding Capital Stock of such Guarantor, in the case of any of (I)(A), (I)(B) or (II), without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld."

                           " 'CITIBANK' means Citibank, N.A., a national banking
                  association."

                           " 'CITICORP' means Citicorp USA, Inc., a Delaware
                  corporation."

                           " 'CITICORP LOAN DOCUMENTS' means the 'Loan
                  Documents' as defined in the Existing Aviation Sales Credit Agreement (as amended, modified or restated from time to time)."

                           " 'CITICORP BORROWERS' means, collectively,
                  Distribution, Bearings, Leasing, Aerocell, Apex, Caribe, Kratz-Wilde, Design, Triad International Maintenance Corporation, a Delaware corporation, Whitehall Corporation, a Delaware corporation, and TIMCO Engine."

                           " 'COMMISSION' means the Securities and Exchange
                  Commission and any Person succeeding to the functions thereof."

                           " 'COMPLIANCE CERTIFICATE' shall have the meaning
                  assigned thereto in Section 28.1.1(d) of the Lease."

                           " 'CONSOLIDATED EBITDA' with respect to Aviation
                  Sales and its Subsidiaries for any period of computation thereof, the SUM, without duplication, of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on federal, state and local income deducted from Consolidated Net Income, (iv) amortization, (v) depreciation, and (vi) any other item that may be approved by the Agent and the Majority Lenders (in their sole discretion), MINUS (vii) extraordinary gains, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis."

                           " 'CONSOLIDATED FIXED CHARGE RATIO' means, with
                  respect to Aviation Sales and its Subsidiaries for any period of computation thereof, the RATIO OF (a)

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                  the amount calculated as (i) Consolidated EBITDA MINUS (ii)
                  (without duplication) Capital Expenditures made in cash during such period (iii) MINUS all taxes paid in cash during such period by Aviation Sales and its Subsidiaries (net of tax refunds received in cash during such period by Aviation Sales and its Subsidiaries) TO (b) Consolidated Fixed Charges for such period."

                           " 'CONSOLIDATED FIXED CHARGES' means, with respect to
                  Aviation Sales and its Subsidiaries for any period of computation thereof, the SUM, without duplication, of (i) the aggregate amount of interest paid in cash on Indebtedness during such period (net of amounts under Hedge Agreements and interest income, in each case actually received, without duplication), (ii) the aggregate amount of scheduled payments of principal of Funded Debt during such period and (iii) all dividends and other distributions (other than distributions in the form of capital stock of Aviation Sales) paid during such period (regardless of when declared) on any shares of capital stock of Aviation Sales then outstanding), all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis."

                           " 'CONTAMINANT' means any waste, pollutant, hazardous
                  substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations."

                           " 'CONTRACTUAL OBLIGATION', as applied to any Person,
                  means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject."

                           " 'DESIGN' means Aircraft Interior Design, Inc., a
                  Florida corporation."

                           " 'DISTRIBUTION' means Aviation Sales Distribution
                  Company, a Delaware corporation and wholly-owned Subsidiary of Aviation Sales."

                           " 'DOL' means the United States Department of Labor
                  and any Person succeeding to the functions thereof."

                           " 'ELIGIBLE INVENTORy' shall have the meaning
                  assigned thereto in the Existing Aviation Sales Credit Agreement."

                           " 'ELIGIBLE RECEIVABLES' shall have the meaning as
                  assigned thereto in the Existing Aviation Sales Credit Agreement."

                           " 'ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF
                  LAW' means all laws, rules, regulations and determinations of any arbitrator, court or other Governmental Authority derived from or relating to any federal, state or local

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                  law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing, the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called 'Superfund' or 'Superlien' law, the Toxic Substances Control Act, OSHA, and applicable public health codes, each as from time to time in effect."

                           " 'ENVIRONMENTAL LIEN' means a Lien in favor of any
                  Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment."

                           " 'ENVIRONMENTAL PROPERTY TRANSFER ACTS' means any
                  applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Asset or deed or title for any Asset for environmental reasons, including, but not limited to, any so-called 'Industrial Site Recovery Acts' or 'Responsible Property Transfer Acts'."

                           " 'ERISA' means the Employee Retirement Income
                  Security Act of 1974, 29 U.S.C.ss.ss.1000 ET SEQ., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder."

                           " 'ERISA AFFILIATE' means (i) any corporation which
                  is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue
                  Code) as Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue
                  Code) with Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales; any corporation described in CLAUSE (I) above or any partnership or trade or business described in CLAUSE (II) above."

                           " 'EXISTING AVIATION SALES CREDIT AGREEMENT' shall
                  mean that certain Fourth Amended and Restated Credit Agreement dated as of May 31, 2000, by and among the co-borrowers party thereto, Aviation Sales, Citicorp USA, Inc. as agent, and the lenders and issuing banks party thereto, without giving effect to any subsequent amendment thereto."

                           " 'FAIR MARKET VALUE' means, with respect to any
                  asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, and, if in excess of $250,000, as determined in an appraisal of such asset, PROVIDED THAT for purposes of SECTION 28.3.2 of the Lease, such appraisal was performed relatively contemporaneously with such sale by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof."

                           " 'FEDERAL RESERVE BOARD' means the Board of
                  Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions."

                           " 'FINANCE AFFILIATE' means Aviation Sales Finance
                  Company, a Delaware corporation and wholly-owned Subsidiary of Aviation Sales."

                           " 'FINANCIAL STATEMENTS' means (i) statements of
                  income and retained earnings, statements of cash flow, and balance sheets, (ii) such other financial statements as the Parent and/or and its Subsidiaries shall routinely and regularly prepare and (iii) such other financial statements as the Agent or the Majority Lenders may from time to time reasonably specify."

                           " 'FISCAL QUARTER' means a fiscal quarter in a Fiscal
                  Year."

                           " 'FISCAL YEAR' means the fiscal year of Aviation
                  Sales and its Subsidiaries for accounting and tax purposes, which shall be the 52-week period ending on December 31 of each calendar year."

                            " 'FOREIGN EMPLOYEE BENEFIT PLAN' means any employee
                  benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of Aviation Sales, any of its Subsidiaries, or any of its ERISA Affiliates and is not covered by ERISA pursuant to ERISA
                  Section 4(b)(4)."

                           " 'FOREIGN SUBSIDIARY' means any Subsidiary of
                  Aviation Sales which is domiciled outside of the United States of America and its states, districts and possessions."

                           " 'FOUR-QUARTER PERIOD' means any period of four
                  consecutive Fiscal Quarters."

                           " 'FUNDED DEBT' means, with respect to any Person,
                  (a) Indebtedness of such Person and its Subsidiaries for borrowed money (determined in accordance with GAAP), including, without limitation, Indebtedness under Capital Leases, plus (b) the Property Cost under the Operative Agreements."

                           " 'FUNDING DATE' means, with respect to any Loan, the
                  date of funding of such Loan."

                           " 'GAAP' means generally accepted accounting
                  principles set forth in the opinions and pronouncements of the American Institute of Certified Public

                  Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates)."

                           " 'GENERAL INTANGIBLES' means, with respect to any
                  Person, all of such Person's present and future (i) general intangibles, (ii) rights, interests, choses in action, causes of action, claims and other intangible property of every kind and nature (other than Receivables), (iii) corporate and other business records, (iv) loans, royalties, and other obligations receivable, (v) trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, registered patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials, (vi) customer and supplier contracts, firm sale orders, rights under license and franchise agreements, rights under tax sharing agreements, and other contracts and contract rights, (vii) interests in partnerships and joint ventures, (viii) tax refunds and tax refund claims, (ix) right, title and interest under leases, subleases, licenses and concessions and other agreements relating to property, (x) deposit accounts (general or special) with any bank or other financial institution, (xi) credits with and other claims against third parties (including carriers and shippers), (xii) rights to indemnification and with respect to support and keep-well agreements, (xiii) reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts,
                  (xiv) proceeds of insurance of which such Person is beneficiary, (xv) letters of credit, guarantees, Liens, security interests and other security held by or granted to such Person, (xvi) uncertificated securities, and (xvii) dividends and distributions and claims with respect to dividends and distributions."

                           " 'GOVERNMENTAL AUTHORITY' means any nation or
                  government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government."

                           " 'HEDGE AGREEMENT' means any agreement, including,
                  without limitation, interest rate exchange, swap, collar or cap agreement, interest rate future or option contract, currency swap agreement, currency future or option contract, and other similar agreement, evidencing an agreement or arrangement intended to protect against fluctuation in interest rates and/or foreign exchange rates, conversion rates for conversion of foreign currencies to Dollars, or inability of any foreign Person to transfer Dollars to a Person in the United States."

                           " 'IMPERMISSIBLE REFERENCE' shall mean, relative to
                  the opinion or certification of any independent public accountant as to any Financial Statement of any Person, any qualification or exception to such opinion or certification

                                    (a) which expresses concern about whether or
                           not such Person will be able to meet its obligations as such become due, or otherwise will be able to operate or conduct its business in the future, or which otherwise expresses concerns of a "going concern" nature about such Person;

                                    (b) which relates to the limited scope of
                           examination of matters relevant to such financial statement; or

                                    (c) which relates to the treatment or
                           classification of any item in such Financial
                           Statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause there to be a Default or Event of Default under Article XVIII of the Lease."

                           " 'INDEBTEDNESS', as applied to any Person, means, at
                  any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account,
                  (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Accommodation Obligations or (vii) under warranties and indemnities; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of Hedge Agreements, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; (e) all ERISA obligations currently due and payable; and (f) all contingent Contractual Obligations with respect to any of the foregoing."

                           " 'INTERNAL REVENUE CODE' means the Internal Revenue
                  Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder."

                           " 'INVENTORY' means, with respect to any Person, all
                  of such Person's present and future (i) inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all consigned goods and all other items which have previously constituted Non-Trol Equipment of such Person but are then currently being held for sale or lease in the ordinary course of such Person's business, (iii) raw materials, work-in-process and finished goods, (iv) materials and supplies of any kind, nature or description used or consumed in such Person's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the property described in CLAUSES (I) through (III) above, (v) goods in which such Person has a joint or other interest or right of any kind (including, without limitation, goods in which such Person has an interest or right as consignee), and
                  (vi) goods which are returned to or repossessed by such Person; in each case whether in the possession of such Person, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing."

                           " 'INVESTMENT' means, with respect to any Person, (i)
                  any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment."

                           " 'IRS' means the Internal Revenue Service and any
                  Person succeeding to the functions thereof."

                           " 'KRATZ-WILDE' means AVS/Kratz-Wilde Machine
                  Company, a Delaware corporation and wholly-owned Subsidiary of Manufacturing."

                           " 'LEASED INVENTORY' means aircraft spare parts
                  Inventory which is subject to any lease agreement or arrangement."

                           " 'LEASING' means Aviation Sales Leasing Company, a
                  Delaware corporation and a wholly-owned Subsidiary of Aviation Sales."

                           " 'LIABILITIES AND COSTS' means all liabilities,
                  obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs and fees and costs associated with any investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future."

                           " 'LIEN' means any mortgage, deed of trust, pledge,
                  hypothecation, assignment, conditional sale or other title retention agreement, deposit arrangement, security interest, encumbrance (including, without limitation, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a 'true' lessor pursuant to ss. 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction. Without limiting the generality of the foregoing, with respect to any Property, "Lien" shall mean (a) any of the Liens described in the preceding sentence, or (b) any option with respect to such Property."

                           " 'MANUFACTURING' means Aviation Sales Manufacturing
                  Company, a Delaware corporation and wholly-owned Subsidiary of Aviation Sales."

                           " 'MARGIN STOCK' means 'margin stock' as such term is
                  defined in Regulation U."

                           " 'MIS' means computerized management information
                  system for recording and maintenance of information regarding purchases, sales, aging, categorization, and locations of Inventory, creation and aging of Receivables, and accounts payable (including agings thereof)."

                           " 'MR&O' means Aviation Sales Maintenance, Repair &
                  Overhaul Company, a Delaware corporation and wholly-owned Subsidiary of Aviation Sales."

                           " 'MULTIEMPLOYER PLAN' means a 'multiemployer plan'
                  as defined in Section 4001(a)(3) of ERISA (other than a Foreign Employee Benefit Plan) which is, or within the immediately preceding six (6) years was, contributed to by either Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate or in respect of which Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate has assumed any liability."

                           " 'NET CASH PROCEEDS OF SALE' means (i) proceeds
                  received by Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales in cash (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration or any other non-cash consideration) from the sale, assignment or other disposition of (but not the lease or license of) any Asset, other than sales permitted under CLAUSES (C), (d)(ii)(A), and (E) of SECTION 28.3.2, net of (a) the costs of sale, assignment or other disposition, (b) any income, franchise, transfer or other tax liability arising from such transaction and (c) amounts applied to the repayment of Indebtedness (other than the Obligations under the Existing Aviation Sales Credit Agreement) secured by a Lien permitted by SECTION 28.3.3 on the asset disposed of, if such net proceeds arise from any individual sale, assignment or other disposition or from any group of related sales, assignments or other dispositions; and
                  (ii) to the extent provided in SECTION 9.08 of the Existing Aviation Sales Credit Agreement, proceeds of insurance on account of the loss of or damage to any such Asset, and payments of compensation for any such Asset taken by condemnation or eminent domain."

                           " 'NON-TROL EQUIPMENT' means, with respect to any
                  Person, all of such Person's present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than such Person's Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof."

                           " 'OFFICER'S CERTIFICATE' means a certificate
                  executed on behalf of Aviation Sales by its chairman, president, chief financial officer, or treasurer, or on behalf of Aviation Sales and its Subsidiaries by Aviation Sales' chairman, president, chief financial officer or treasurer."

                           " 'OPERATING LEASE' means, as applied to any Person,
                  any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease."

                           " 'ORGANIZATIONAL DOCUMENTS' means, with respect to
                  any corporation, limited liability company, or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partnership, and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's or partnership's equity or ownership interests."

                           " 'OSHA' means the Occupational Safety and Health Act
                  of 1970, 29 U.S.C.ss.ss.651 ET SEQ., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder."

                           " 'OVERADVANCE AMOUNT' shall have the meaning
                  assigned thereto in the Existing Aviation Sales Credit Agreement."

                           " 'PARENT BOARD' means Board of Directors of Aviation
                  Sales comprised of those Persons who are members of such Board of Directors on the Effective Date and identified on SCHEDULE 1.01.5 attached hereto and made a part hereof and those members of such Board of Directors who are elected as referenced in SECTION 12.01(O) of the Existing Aviation Sales Credit Agreement."

                           " 'PBGC' means the Pension Benefit Guaranty
                  Corporation and any Person succeeding to the functions thereof."

                           " 'PERFORMANCE LEVEL 1' shall mean that level of
                  financial performance of Aviation Sales and its Subsidiaries, on a consolidated basis, measured as of the end of a Fiscal Quarter, at which the Consolidated Funded Debt-to-EBITDA Ratio of Aviation Sales for the then most recently ended Four-Quarter Period is less than or equal to 4.5 to 1.0."

                           " 'PERFORMANCE LEVEL 2' shall mean that level of
                  financial performance of Aviation Sales and its Subsidiaries, on a consolidated basis, measured as of the end of a Fiscal Quarter, at which the Consolidated Funded Debt-to-EBITDA Ratio of Aviation Sales for the then most recently ended Four-Quarter Period is greater than 4.5 to 1.0 and less than or equal to 5.0 to 1.0."

                           " 'PERFORMANCE LEVEL 3' shall mean that level of
                  financial performance of Aviation Sales and its Subsidiaries, on a consolidated basis, measured as of the end of a Fiscal Quarter, at which the Consolidated Funded Debt-to-EBITDA Ratio of Aviation Sales for the then most recently ended Four-Quarter Period is greater than 5.0 to 1.0."

                           " 'PERMITS' means any permit, approval, authorization
                  license, variance, or permission required from a Governmental Authority or other Person under an applicable Requirement of Law."

                           " 'PERMITTED EQUITY SECURITIES OPTIONS' means the
                  subscriptions, options, warrants, rights, convertible securities and other agreements or commitments relating to the issuance of equity Securities of the Parent identified as such on SCHEDULE 1.01.6."

                           " 'PERSON' means any natural person, corporation,
                  limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, any other non-governmental entity, and any Governmental Authority."

                           " 'PLAN' means an employee benefit plan defined in
                  Section 3(3) of ERISA (other than a Foreign Employee Benefit
                  Plan) in respect of which Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an 'employer' as defined in Section 3(5) of ERISA or Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate has assumed any liability."

                           " 'PROJECTIONS' means the respective consolidated and
                  consolidating financial projections of (i) Aviation Sales and its Subsidiaries and (ii) the Citicorp Borrowers and their Subsidiaries (a) by business segment for each calendar month during the period June - December 2000 and (b) for each of the Fiscal Years ending in 2000, 2001 and 2002 (including, without limitation, capital expenditure budget), in each instance, together with related assumptions, prepared by Aviation Sales and dated as of the Amendment Effective Date."

                           " 'RATIO OF SENIOR DEBT TO EBITDA' means, for any
                  period, the ratio of (i) the amount equal to the Consolidated Funded Debt of Aviation Sales and its Subsidiaries MINUS the principal amount outstanding under the Senior Subordinated Notes calculated as of the last day of such period to (ii) Consolidated EBITDA of Aviation Sales and its Subsidiaries for such period."

                           " 'RCRA' means the Resource Conservation and Recovery
                  Act of 1976, 42 U.S.C.ss.ss. 6901 ET SEQ., any amendments thereto, any successor statutes, and any regulations promulgated thereunder."

                           " 'REAL PROPERTY' means, with respect to any Person,
                  all of such Person's present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in CLAUSES (I) and (II) above being the 'Premises'), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and
                  (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in CLAUSES (III) and
                  (iv) above."

                           " 'RECEIVABLES' means, with respect to any Person,
                  all of such Person's present and future (i) accounts, (ii) contract rights, chattel paper, instruments, documents, deposit accounts, and other rights to payment of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not earned by performance, (iii) any of the foregoing which are not evidenced by instruments or chattel paper, (iv) intercompany receivables, and any security documents executed in connection therewith, (v) proceeds of any letters of credit or insurance policies on which such Person is named as beneficiary, (vi) claims against third parties for advances and other financial accommodations and any other obligations whatsoever owing to such Person, (vii) rights in and to all security agreements, leases, guarantees, instruments, securities, documents of title and other contracts securing, evidencing, supporting or otherwise relating to any of the foregoing, together with all rights in any goods, merchandise or Inventory which any of the foregoing may represent, and
                  (viii) rights in returned and repossessed goods, merchandise and Inventory which any of the same may represent, including, without limitation, any right of stoppage in transit."

                           " 'REGULATION A' means Regulation A of the Federal
                  Reserve Board as in effect from time to time."

                           " 'REGULATION T' means Regulation T of the Federal
                  Reserve Board as in effect from time to time."

                           " 'REGULATION U' means Regulation U of the Federal
                  Reserve Board as in effect from time to time."

                           " 'REGULATION X' means Regulation X of the Federal
                  Reserve Board as in effect from time to time."

                           " 'RELEASE' means any release, spill, emission,
                  leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Asset, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Asset."

                           " 'REMEDIAL ACTION' means actions required to (i)
                  clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care."

                           " 'REPORTABLE EVENT' means any of the events
                  described in Section 4043(b) of ERISA and the regulations promulgated thereunder as in effect from time to time other than an event for which the thirty (30) day notice requirement has been waived by the PBGC."

                           " 'REQUIREMENTS OF LAW' means, as to any Person, the
                  charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or any Environmental, Health or Safety Requirement of Law."

                           " 'RESTRICTED JUNIOR PAYMENT' means (i) any dividend
                  or other distribution, direct or indirect, on account of any equity Securities of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales now or hereafter outstanding,
                  (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Securities of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Indebtedness owing at any time to any Affiliate of Aviation Sales or any Guarantor, (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity Securities of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales now or hereafter outstanding, and (v) any fees or other remuneration paid to Aviation Sales, Finance Affiliate, Manufacturing, or any Subsidiary of Aviation Sales by Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales."

                           " 'REVOLVING CREDIT COMMITMENTS' shall have the
                  meaning assigned thereto in the Existing Aviation Sales Credit Agreement."

                           " 'SCHEDULED INTEREST PAYMENT DATE' shall mean (a) as
                  to any Eurodollar Loan (or Eurodollar Holder Funding), the last day of the Interest Period applicable to such Eurodollar Loan (or Holder Funding), and if such Interest Period is for more than three months, at intervals of three months after the first day of such Interest Period, and (b) as to any Base Rate Loan (or Base Rate Holder Funding), the last Business Day of each calendar quarter, and (c) as to any Loan (or Holder Funding), the Maturity Date."

                           " 'SECURITIES' means any stock, shares, voting trust
                  certificates, limited partnership certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as 'securities', including, without limitation, any 'security' as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or the Certificates."

                           " 'SECURITIES ACT' means the Securities Act of 1933,
                  as amended from time to time, and any successor statute."

                           " 'SECURITIES EXCHANGE ACT' means the Securities
                  Exchange Act of 1934, as amended from time to time, and any successor statute."

                           " 'SENIOR SUBORDINATED NOTES' means the 8-1/8% Senior
                  Subordinated Notes due 2008 in an aggregate principal amount of up to $250,000,000 issued by

                  Aviation Sales under that certain Indenture dated as of February 17, 1998, as the same may be amended or supplemented with respect to the principal amount of Indebtedness issued thereunder, between the Parent and SunTrust Bank, Central Florida, National Association, as trustee."

                           " 'SENIOR SUBORDINATED NOTES GUARANTIES' means,
                  collectively, the unsecured guaranties of payment of the Senior Subordinated Notes executed by Guarantors which are Subsidiaries of Aviation Sales."

                           " 'SUPPLEMENTAL TERM LOAN' means that certain term
                  loan made by Citicorp USA, Inc. to the Citicorp Borrowers pursuant to the Term Loan Note dated February 18, 2000, as amended (the 'Supplemental Term Loan Note')."

                           " 'SUPPLEMENTAL TERM LOAN WARRANT' means that certain
                  Common Stock Warrant Certificate issued by Aviation Sales to Citicorp USA, Inc., and Amendment No. 1 thereto dated May 31, 2000, which warrant certificate and amendment are in the form attached hereto as EXHIBIT N."

                           " 'SUBSIDIARY' of a Person means any corporation,
                  limited liability company, general or limited partnership, trust, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions with respect to such entity are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof, or in the case of an entity which is a partnership, of which such Person is a general partner."

                           " 'TANGIBLE NET WORTH' means the amount calculated as
                  (i) the consolidated net worth of Aviation Sales and its Subsidiaries MINUS (ii) the consolidated intangibles of Aviation Sales and its Subsidiaries including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof and other items treated as intangibles in accordance with GAAP."

                           " 'TERMINATION EVENT' means (i) a Reportable Event
                  with respect to any Benefit Plan; (ii) the withdrawal of Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate from a Benefit Plan during a plan year in which Aviation Sales, such Guarantor, such Subsidiary or such ERISA Affiliate was a 'substantial employer' as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate; (iii) the imposition of an obligation on any Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate from a Multiemployer Plan."

                           " 'TEXAS TAX RESERVE' means, at any time, a reserve
                  in an amount equal to the taxes payable by Aviation Sales and Guarantors under the statutes of the State of Texas with respect to which a tax lien attaches to Property of Aviation Sales and Guarantors located in the State of Texas pursuant to ss.32.01 of the Texas Tax Code, which amount shall be determined by Distribution as of the date of each Borrowing Base Certificate and, if in excess of $200,000, disclosed by Distribution thereon."

                           " 'WORKING CAPITAL' means, as at any date of
                  determination, the excess, if any, of (i) Aviation Sales' and its Subsidiaries' consolidated current assets, except cash and Cash Equivalents, over (ii) Aviation Sales' and its Subsidiaries' consolidated current liabilities, except current maturities of long-term debt, and current maturities of the Revolving Credit Obligations (as defined in the Existing Aviation Sales Credit Agreement) as of such date."

                  (d) The Participation Agreement is further amended by adding the Schedules 1.01.5 and 1.01.6 to Participation Agreement that are attached hereto.

         4. AMENDMENTS TO SERIES A GUARANTY. Each Series A Guaranty Agreement is hereby amended, effective as of the effective date hereof, as follows:

                  (a) In the first sentence of SECTION 2 of each Series A Guaranty Agreement, the phrase "following the Completion of a Property (the 'Completion Date')" is deleted.

                  (b) In the last sentence of SECTION 2 of each Series A Guaranty Agreement, the phrase ", as of the Completion Date" is deleted.

                  (c) In SECTION 3 of each Series A Guaranty Agreement, the phrase ", on or after the Completion Date" is deleted.

                  (d) In the first sentence of SECTION 7 of each Series A Guaranty Agreement, the phrase "on or after the Completion Date" is deleted.

                  (e) In the last sentence of SECTION 9(A) of each Series A Guaranty Agreement, the phrase "on or after the Completion Date" is deleted.

                  (f) In the first sentence of SECTION 9(B) of each Series A Guaranty Agreement, the phrase "ON OR AFTER THE COMPLETION DATE" is deleted.

                  (g) In the first sentence of SECTION 10 of each Series A Guaranty Agreement, the phrase "as of the Completion Date" is deleted and the word "immediately" is inserted in its place.

                  (h) In accordance with the amendments described in paragraphs 3(a) through 3(g) above, the Guarantors' Obligations under each Series A Guaranty are effective immediately, whether or not a Property has been Completed.

         5. AMENDMENTS TO LEASE AGREEMENT. Subject to the conditions hereof, the Lease Agreement is hereby amended, effective as of the date hereof, as follows:

                  (a) The proviso in SECTION 3.1(A) of the Lease is amended to provide that the obligation of the Lessee to pay Basic Rent with respect to the Properties shall commence on the date hereof, and the definition of "Basic Rent Commencement Date" in SECTION 3.1(A) of the Lease is hereby amended to mean the date of this Amendment Agreement.

                  (b) The second sentence of SECTION 10.1(E) of the Lease is amended to add the following clause at the end of such sentence: ", or
         (iii) at any time upon the request of the Agent or the Lessor, such a request pursuant to this clause (iii) not to be made more than once for the same Property."

                  (c) Section 17.1 of the Lease is amended by deleting the comma at the end of clause (p) and inserting in its "; or", and by inserting the following clause (q) immediately after clause (p):

                      "(q) A Change of Control shall occur,"

                  (d) Article XVIII of the Lease is amended in its entirety, so that as amended it reads as follows:

                                 "ARTICLE XVIII

                           "28.1 REPORTING COVENANTS. Until the obligations of
                  the Lessee, the Construction Agent and the Guarantors under the Operative Agreements have been paid and satisfied in full and the Operative Agreement have been terminated in accordance with their terms, unless the Lessor and the Majority Lenders shall otherwise consent in writing, Aviation Sales will, and where applicable will cause each Subsidiary to:

                                    "28.1.1 FINANCIAL STATEMENTS. Aviation Sales
                           shall maintain, and cause each of the other
                           Guarantors and each of the Subsidiaries of Aviation Sales to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating Financial Statements in conformity with GAAP and each of the Financial Statements described below shall be prepared from such system and records. Aviation Sales shall deliver or cause to be delivered to the Agent, the Lenders, the Holders and (upon Lessor's request) the Lessor:

                                    "(a) MONTHLY REPORTS. As soon as
                           practicable, and in any event within (i) thirty (30) days after the end of each calendar month which is not the last month of a Fiscal Quarter and (ii) forty-five (45) days after the end of each calendar month which is the last month of a Fiscal Quarter,
                           (A) the consolidated and consolidating balance sheets of Aviation Sales and its Subsidiaries as at the end of such period and (B) the related consolidated and consolidating statement of income of Aviation Sales and its Subsidiaries and consolidated statements of shareholders' equity and cash flow of Aviation Sales and its Subsidiaries, in each instance, for such calendar month, setting forth in each case in comparative form the corresponding figures with respect to consolidated statements for the corresponding calendar month referenced in the business plan pertaining to such period certified by the chief financial officer of Aviation Sales as fairly presenting the consolidated and consolidating financial position of Aviation Sales and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the calendar months indicated in accordance with GAAP, subject to normal year end adjustments and excluding footnotes.

                                    "(b) QUARTERLY REPORTS. As soon as
                           practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter in each Fiscal Year, the consolidated and consolidating balance sheets of Aviation Sales and its Subsidiaries as at the end of such period and the related consolidated and consolidating statement of income of Aviation Sales and its Subsidiaries and consolidated statements of shareholders' equity and cash flow of Aviation Sales and its Subsidiaries, in each instance, for such Fiscal Quarter, setting forth in comparative form the corresponding figures with respect to consolidated statements for the corresponding period referenced in the business plan pertaining to such period and the corresponding figures from the financial forecast for the current Fiscal Year delivered on the Amendment Effective Date or pursuant to SECTION 28.1.1(F), as applicable, certified by the chief financial officer of Aviation Sales as fairly presenting the respective consolidated and consolidating financial positions of Aviation Sales and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments and excluding footnotes. Notwithstanding the foregoing, in the event (i) the filing of Aviation Sales' Form 10-Q with the Commission with respect to any Fiscal Quarter is delayed for any reason and Aviation Sales has provided Agent with written notice of such delay by the due date for the reports required for such Fiscal Quarter under this CLAUSE (B) and (ii) Aviation Sales shall deliver either the required reports or interim good faith estimates of the information required to be reported under this CLAUSE
                           (B) within fifty-five (55) days after the end of such Fiscal Quarter, upon delivery of such required reports or interim estimates within such period Aviation Sales shall be deemed to have complied with the requirements of this CLAUSE (B) with respect to such Fiscal Quarter; PROVIDED THAT Aviation Sales deliver the required reporting substantially concurrently with its filing of its Form 10-Q with the Commission.

                                    "(c) ANNUAL REPORTS. As soon as practicable,
                           and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of (A) Aviation Sales and its Subsidiaries as at the end of such Fiscal Year and (B) to the extent the same are routinely and regularly prepared, each Guarantor and its Subsidiaries as at the end of such Fiscal Year and
                           (ii) the related consolidated and consolidating statements of income, shareholders' equity and cash flow of (A) Aviation Sales and its Subsidiaries and
                           (B) to the extent the same are routinely and regularly prepared, Leasing and its Subsidiaries and each Guarantor and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the financial forecast for the current Fiscal Year delivered on the Amendment Effective Date or pursuant to SECTION 28.1.1(F), as applicable, and (iii) a report on such consolidated Financial Statements of Aviation Sales and its Subsidiaries of Arthur Andersen LLP or other independent certified public accountants acceptable to the Agent, which report shall be unqualified as to the scope of the audit performed and as to the "going concern" status of Aviation Sales and shall not contain any other Impermissible Qualification and shall state that such Financial Statements fairly present the consolidated financial position of Aviation Sales and its Subsidiaries and, to the extent included in Aviation Sales' annual Financial Statements, Leasing and its Subsidiaries and each Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Arthur Andersen LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the Financial Statements) and that the examination by such accountants in connection with such Financial Statements has been made in accordance with generally accepted auditing standards. Notwithstanding the foregoing, in the event the filing of Aviation Sales' annual report with the Commission with respect to any Fiscal Year is delayed for any reason and Aviation Sales has provided Agent with written notice of such delay by the due date for the reports required for such Fiscal Year under this CLAUSE (C), Aviation Sales shall comply with the requirements of this clause (c) if it delivers the required reports by the earlier of (y) one hundred twenty (120) days after the end of such Fiscal Year, or (z) substantially concurrently with its filing of its annual report with the Commission.

                                    "(d) OFFICER'S CERTIFICATE. Together with
                           each delivery of any Financial Statement pursuant to this SECTION 28.1.1, (i) an Officer's

                           Certificate on behalf of Aviation Sales substantially in the form of EXHIBIT M attached hereto and made a part hereof, addressed to the Agent, Lenders and Holders, stating that the Person signatory thereto has reviewed the terms of the Operative Agreements, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and financial condition of Aviation Sales and its Subsidiaries during the accounting period covered by such Financial Statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such Person does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes a Default or Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Aviation Sales, any Guarantor, or any Subsidiary of Aviation Sales has taken, is taking and proposes to take with respect thereto; and (ii) a certificate (the "Compliance Certificate"), signed by Aviation Sales' and Distribution's chief financial officer, setting forth calculations (with such specificity as the Agent may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of SECTION 28.4 (including SECTIONS 28.4.1 THROUGH 28.4.8).

                                    "(e) ACCOUNTANT'S STATEMENT AND PRIVITY
                           LETTER. Together with each delivery of the Financial Statements referred to in SECTION 28.1.1(C), a written statement, in form and substance satisfactory to the Agent, of the firm of independent certified public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes a Default or Event of Default or has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED THAT such accountants shall not be liable by reason of any failure to obtain knowledge of any such condition or event that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in either or both of the certificates delivered therewith pursuant to SECTION 28.1.1(D) (as the information contained in such certificates relates to the covenants set forth in SECTIONS 28.4 (including SECTIONS 28.4.1 THROUGH 28.4.8) is not correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to SECTION 28.1.1(D)(II) for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement. The statement referred to above shall be accompanied by (x) a copy of the management letter or any similar report delivered to Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales or to any officer or employee thereof by such accountants in connection with such Financial Statements, to the extent then available, and (y) a letter in substantially the form of EXHIBIT N attached hereto and made a part hereof from Aviation Sales to such accountants informing such accountants that the Lenders and Holders are relying upon the Financial Statements audited by such accountants and delivered to the Agent, the Lenders and the Holders pursuant to
                           SECTION 28.1.1(C) and that a primary intent of Aviation Sales in having such Financial Statements audited is to induce the Lenders and Holders to continue to make Loans and Holder Fundings under the Operative Agreements. The Agent, each Lender and each Holder may, with the written consent of Aviation Sales (which consent shall not be unreasonably withheld or delayed), communicate directly with such accountants. Aviation Sales shall deliver to the Agent, Lenders and Holders, as soon as the same is available to it and in any event no later than September 30 of each calendar year, the management letter or any similar report delivered to Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales or to any officer or employee thereof by Arthur Andersen LLP with the Financial Statements of Aviation Sales for the Fiscal Year ending December 31 of the preceding calendar year. To the extent a management letter or any similar report referenced in CLAUSE (X) is not delivered concurrently with the aforesaid accountants' written statement, such letter or report shall be delivered to the Agent, Lenders and Holders no later than June 30 of the calendar year immediately succeeding the Fiscal Year for which such written statement is delivered, commencing with the Fiscal Year ending in 2000.

                                    "(f) BUDGETS; BUSINESS PLANS; FINANCIAL
                           PROJECTIONS.

                                            "(i) GENERAL. As soon as practicable
                                    and in any event not later than (A) January
                                    31 of each calendar year for the Fiscal Year ending in such calendar year, (1) a monthly budget for Aviation Sales and its Subsidiaries for such Fiscal Year; (2) an annual business plan for Aviation Sales and its Subsidiaries for such Fiscal Year, substantially in the form of the business plans heretofore delivered to the Agent, the Lenders, and the Holders, accompanied by a report reconciling all changes and departures from the business plans delivered to the Agent, the Lenders and the Holders for the preceding Fiscal Year; and (3) a plan and financial forecast, prepared in accordance with Aviation Sales' and Distribution's normal accounting procedures applied on a consistent basis, and (B) January 31 of each calendar year for the Fiscal Year ending in such calendar year,
                                    (1) an annual business plan for Aviation
                                    Sales and its Subsidiaries for such Fiscal
                                    Year, substantially in the form of the
                                    business plans heretofore delivered to the Agent, the Lenders and the Holders, accompanied by a report reconciling all changes and departures from the business plans delivered to the Agent, the Lenders and the Holders for the preceding Fiscal Year; and (2) a plan and financial forecast, prepared in accordance with Aviation Sales' and Distribution's normal accounting procedures applied on a consistent basis, including, without limitation, (I) forecasted consolidated and consolidating balance sheets and statements of cash flow of Aviation Sales and its Subsidiaries for each Fiscal Year, (II) forecasted consolidated and consolidating balance sheets, statements of earnings and retained earnings, and cash flow of Aviation Sales and its Subsidiaries for and as of the end of each fiscal quarter of the immediately succeeding Fiscal Year and for and as of the end of each Fiscal Year thereafter, (III) the amount of forecasted Capital Expenditures for such Fiscal Year, and (IV) forecasted compliance with the provisions of SECTION 28.4 (including SECTIONS 28.4.1 THROUGH 28.4.8).

                                            "(ii) QUARTERLY PROJECTIONS.
                                    Quarterly, on the date Financial Statements are required to be delivered pursuant to
                                    SECTION 28.1.1(B) for the first three Fiscal
                                    Quarters of a Fiscal Year and on the date the plan and financial forecast is required to be delivered pursuant to SECTION 28.1.1(F) for the last Fiscal Quarter of a Fiscal Year, commencing with the due date for Financial Statements for the Fiscal Quarter ending June 30, 2000, a monthly financial forecast for the four Fiscal Quarters next succeeding such Fiscal Quarter then most recently ended, prepared in accordance with Aviation Sales' and Distribution's normal accounting procedures applied on a consistent basis, including, without limitation, (i) forecasted consolidated and consolidating balance sheets and statements of cash flow of Aviation Sales and its Subsidiaries for each month of such four Fiscal Quarters, (ii) forecasted consolidated and consolidating balance sheets, statements of earnings and retained earnings, and cash flow of Aviation Sales and its Subsidiaries for and as of the end of each month of such four Fiscal Quarters, (iii) the amount of forecasted Capital Expenditures for each month of such four Fiscal Quarters, and (iv) forecasted compliance with the provisions of SECTIONS
                                    28.4 (including SECTIONS 28.4.1 THROUGH
                                    28.4.8) for each of such four Fiscal
                                    Quarters.

                                            "(iii) CASH FLOW PROJECTIONS. On
                                    Friday of each week, eight-week projected cash flow statements of Aviation Sales and its Subsidiaries, by week, in form and substance satisfactory to the Agent and the Majority Lenders.

                                    "28.1.2 Borrowing Base Certificate;
                           Appraisals, Reports, Other Documents.

                                    "(a) BORROWING BASE CERTIFICATE. Aviation
                           Sales shall provide the Agent, the Lenders and Holders (i) on Wednesday of each calendar week, or if a Wednesday is not a Business Day, the immediately succeeding Business Day, with a Borrowing Base Certificate for Eligible Receivables as of the immediately preceding Friday, (ii) on a bi-weekly basis, on Wednesday of the applicable week, or if a Wednesday is not a Business Day, the immediately succeeding Business Day, with a Borrowing Base Certificate for Eligible Inventory of Distribution as of the immediately preceding Friday, and (iii) on a monthly basis, on the second Wednesday of each month, or if a Wednesday is not a Business Day, the immediately succeeding Business Day, with a Borrowing Base Certificate for Eligible Inventory of Persons other than Distribution as of the immediately preceding month end, in each instance, together with a calculation of the Texas Tax Reserve as of the date thereof if such Texas Tax Reserve exceeds $200,000 and such supporting documents as the Agent deems desirable, all certified as being true and correct by the chief financial officer, chief executive officer, or controller of Distribution.

                                    "(b) APPRAISALS, CERTAIN REPORTS AND OTHER
                           DOCUMENTS. If Aviation Sales, Distribution or any other Person shall obtain or deliver to the Existing Credit Agent or any other lender under the Existing Aviation Sales Credit Agreement (as amended from time to time), any appraisal of the Inventory of Aviation Sales, Distribution or any Citicorp Borrower or Guarantor or any Subsidiary of Aviation Sales, then Aviation Sales shall simultaneously deliver a copy of such appraisal to the Agent, each Lender and each Holder.

                                    "(c) CERTAIN REPORTS AND OTHER DOCUMENTS.
                           Upon receipt by Aviation Sales, or any Guarantor or any Subsidiary of Aviation Sales, of (i) any report or other document pursuant to SECTION 6.01(J) of the Existing Aviation Sales Credit Agreement or (ii) any report or written recommendation created by an independent consultant or other third party pursuant to SECTION 9.06 of the Existing Aviation Sales Credit Agreement, in each case Aviation Sales shall promptly deliver a copy of such report or document to the Agent.

                                    "28.1.3 EVENTS OF DEFAULT. Promptly upon any
                           Authorized Officer or any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of Aviation Sales obtaining knowledge (a) of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Lender, Holder, Lessor or the Agent has given any notice with respect to a claimed Default or Event of Default, (b) that any Person has given any notice to Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales or exercised any remedy with respect to a claimed default or event or condition, or (c) of any condition or event which has resulted, or is reasonably likely to result, in a Material Adverse Effect or affect the value of, or the Agent's or Lessor's interest in, any Property in any material respect, Aviation Sales shall deliver to the Agent, the Lenders and the Holders an Officer's Certificate specifying (i) the nature and period of existence of any such claimed default, Default, Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action Aviation Sales has taken, is taking and proposes to take with respect thereto.

                                    "28.1.4 LAWSUITS.

                                    "(a) INSTITUTION OF PROCEEDINGS. Promptly
                           upon Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales, or any Asset or Property not previously disclosed, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in Aviation Sales' reasonable judgment, Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales to liability in an amount aggregating $1,000,000 or more (exclusive of claims covered by insurance policies of Aviation Sales and Guarantors and such Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), Aviation Sales shall give written notice thereof to the Agent, the Lenders and Holders and provide such other information as may be reasonably available to enable each Lender, each Holder and the Agent and its counsel to evaluate such matters.

                                    "(b) QUARTERLY REPORTS. As soon as
                           practicable and in any event within forty-five (45) days after the end of each fiscal quarter of Aviation Sales, it shall provide a written quarterly report to the Agent, the Lenders and Holders covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affecting Aviation Sales, any Guarantor or any Subsidiary of Aviation Sales, or any Property or Asset not previously disclosed by Aviation Sales to the Agent, the Lenders and Holders, and shall provide such other information at such time as may be reasonably available to enable each Lender, each Holder and the Agent and its counsel to evaluate such matters.

                                    "(c) ADDITIONAL REPORTS UPON REQUEST. In
                           addition to the requirements set forth in clauses (a) and (B) of this Section, Aviation Sales, upon the request of the Agent or the Majority Lenders, shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to either of such CLAUSES (A) or (B) and provide such other information as may be reasonably available to it to enable each Lender and Holder and the Agent and its counsel to evaluate such matters.

                                    "28.1.5 INSURANCE. As soon as practicable
                           and in any event by the last day of February in each calendar year, Aviation Sales shall deliver to the Agent, the Lenders and Holders (a) a report in form and substance reasonably satisfactory to the Agent, the Lenders and Holders outlining (i) all material insurance coverage maintained as of the date of such report by Aviation Sales and Guarantors and the Subsidiaries of Aviation Sales and the duration of such coverage and (ii) the claims and awards, if any, made under such insurance for the twelve (12) calendar month period then ending and (b) evidence that all premiums with respect to such coverage have been paid when due.

                                    "28.1.6 ERISA NOTICES. Aviation Sales shall
                           deliver or cause to be delivered to the Agent and the Lenders and Holders, at Aviation Sales' expense, the following information and notices as soon as reasonably possible, and in any event:

                                    "(a) within ten (10) Business Days after
                           Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of Aviation Sales describing such Termination Event and the action, if any, which Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                                    "(b) within ten (10) Business Days after
                           Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales knows or has reason to know that an assessment of a prohibited transaction excise tax under Section 4975 of the Internal Revenue Code has occurred, a statement of the chief financial officer of Distribution describing such transaction and the action which Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

                                    "(c) within three (3) Business Days after
                           the filing of the same with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                                    "(d) within three (3) Business Days after
                           receipt by Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                                    "(e) within three (3) Business Days after
                           the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate with respect to such request;

                                    "(f) within three (3) Business Days after
                           the occurrence any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

                                    "(g) within three (3) Business Days after
                           Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                                    "(h) within three (3) Business Days after
                           Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such notice and letter;

                                    "(i) within three (3) Business Days after
                           Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                                    "(j) within three (3) Business Days after
                           Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

                                    "(k) within three (3) Business Days after
                           Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate knows (A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

                           "For purposes of this SECTION 28.1.6, Aviation Sales, each Guarantor, each Subsidiary of Aviation Sales and each ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which Aviation Sales, such Guarantor, such Subsidiary or any ERISA Affiliate is the plan sponsor.

                                    "28.1.7 ENVIRONMENTAL NOTICES.

                                    "(a) Aviation Sales shall notify the Agent,
                           the Lenders and Holders in writing, promptly upon Aviation Sales' learning thereof, of any:

                                            "(i) notice or claim to the effect
                                    that Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment which could reasonably result in an expenditure by Aviation Sales and/or any Guarantor or any Subsidiary of Aviation Sales over $500,000;

                                             "(ii) notice that Aviation Sales or
                                    any Guarantor or any Subsidiary of Aviation
                                    Sales is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment which could reasonably result in an expenditure by Aviation Sales and/or any Guarantor or any Subsidiary of Aviation Sales over $500,000;

                                             "(iii) notice that any Property or
                                    other Asset is subject to an Environmental
                                    Lien;

                                             "(iv) notice to Aviation Sales or
                                    any Guarantor or any Subsidiary of Aviation
                                    Sales of any material violation of any
                                    Environmental, Health or Safety Requirement of Law;

                                             "(v) condition which might
                                    reasonably result in a material violation of any Environmental, Health or Safety Requirement of Law;

                                             "(vi) commencement or threat of any
                                    judicial or administrative proceeding
                                    alleging a material violation by Aviation
                                    Sales or any Guarantor or any Subsidiary of Aviation Sales (or any predecessor in interest thereof) of any Environmental, Health or Safety Requirement of Law;

                                             "(vii) new or proposed changes to
                                    any existing Environmental, Health or Safety
                                    Requirement of Law that could result in a Material Adverse Effect;

                                             "(viii) any proposed acquisition of
                                    stock, assets, real estate, or leasing of property, or any other action by Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales that could subject Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales to environmental, health or safety Liabilities and Costs which could reasonably result in an expenditure by Aviation Sales and/or any Guarantor or any Subsidiary of Aviation Sales over $500,000; or

                                             "(ix) any filing or report made by
                                    Aviation Sales or any Guarantor or any
                                    Subsidiary of Aviation Sales with any
                                    Governmental Authority with respect to any unpermitted Release or threatened Release of a Contaminant which could reasonably result in an expenditure by Aviation Sales and/or any Guarantor or any Subsidiary of Aviation Sales over $500,000.

                                    "(b) Within sixty (60) days after the end of
                           each Fiscal Year, Aviation Sales shall submit to the Agent and the Lenders and Holders a report summarizing the status of environmental, health or safety compliance, hazard or liability issues identified in notices required pursuant to SECTION 28.1.7(A), disclosed on SCHEDULE 28.1.7-B, or identified in any notice or report required herein, which report shall include, with respect to any Real Property leased or acquired during the period covered by such report, the results of an annual inspection of the Asset with respect to whether it contains any asbestos-containing material and, in the event any Asset does contain any asbestos-containing material, what actions will be taken to eliminate or remediate the same.

                                    "28.1.8 LABOR MATTERS. Aviation Sales shall
                           notify the Agent and the Lenders and Holders in writing, promptly upon Aviation Sales' learning thereof, of (i) any material labor dispute to which Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales may become a party, including, without limitation, any strikes, lockouts or other grievances relating to Aviation Sales' or any Guarantor's or any such Subsidiary's plants and other facilities and
                           (ii) any liability relating to its employees incurred with respect to the closing of any plant or other facility of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales.

                                    "28.1.9 SEC REPORTING. Promptly after the
                           same are available, Aviation Sales shall deliver to the Agent, the Lenders and Holders copies of all Financial Statements, reports and notices, registration statements and proxy statements or other filings, if any, sent or made available generally by Aviation Sales and/or any Guarantor or any Subsidiary of Aviation Sales to its respective Securities holders or filed with the Commission or other securities exchange.

                                    "28.1.10 HEDGE AGREEMENTS. Aviation Sales
                           shall provide to the Agent, promptly upon the execution by Aviation Sales or any Subsidiary of Aviation Sales of any Hedge Agreement, written notice of the notional amount thereof.

                                    "28.1.11 OTHER REPORTS. Aviation Sales shall
                           deliver or cause to be delivered to the Agent, the Lenders and Holders (a) all written notices and statements of collateral described in or required by the terms of any other Operative Agreement as and when described therein, (b) copies of all press releases made available generally by Aviation Sales or any of its Subsidiaries to the public concerning material developments in the business of such Person(s), and (c) reports, if any, submitted to Aviation Sales or any of its Subsidiaries or their respective boards of directors by such Person's independent public accountants, including, without limitation, any management report prepared in connection with the annual audit.

                                    "28.1.12 NOTICE OF DEFAULT. Aviation Sales
                           shall deliver or cause to be delivered to the Agent and Lenders and Holders written notice of the occurrence of any breach or default under the terms of the Citicorp Loan Documents, Senior Subordinated Notes, Supplemental Term Loan Note, or other material Contractual Obligation of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales promptly upon the occurrence thereof and, in any event, concurrent with any notice thereof to the obligees thereunder or within two (2) Business Day after Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales receives notice thereof.

                                    "28.1.13 OTHER INFORMATION. Promptly upon
                           receiving a request therefor from the Agent or the Majority Lenders, Aviation Sales shall prepare and deliver to the Agent and the Lenders and Holders such other information with respect to Aviation Sales, the Guarantors, the Subsidiaries of Aviation Sales or any Property or other Asset, including, without limitation, schedules identifying and describing any Property or other Asset and any dispositions thereof, as from time to time may be reasonably requested by the Agent or the Majority Lenders.

                                    "28.1.14 AMENDMENTS TO CITICORP LOAN
                           DOCUMENTS. Immediately upon execution thereof, Aviation Sales shall deliver to the Agent, each Lender and each Holder a copy of any amendment to any Citicorp Loan Document.

                           "28.2 AFFIRMATIVE COVENANTS. Until the obligations of
                  the Lessee, the Construction Agent and the Guarantors under the Operative Agreements have been paid and satisfied in full and the Operative Agreements have been terminated in accordance with the terms thereof, unless the Lessor and the Majority Lenders shall otherwise consent in writing, Aviation Sales will, and where applicable will cause each Subsidiary to:

                                    "28.2.1 EXISTENCE, ETC. Aviation Sales shall
                           at all times maintain, and cause each of its Subsidiaries to maintain, its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect their respective rights and franchises material to their respective businesses.

                                    "28.2.2 CORPORATE POWERS; CONDUCT OF
                           BUSINESS. Aviation Sales shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Assets requires it to be so qualified and in good standing.

                                    "28.2.3 COMPLIANCE WITH LAWS, ETC. Aviation
                           Sales shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting it or its business, Assets or operations, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing, except in the case where noncompliance with either CLAUSE (A) or (b) above is not reasonably likely to result in a Material Adverse Effect.

                                    "28.2.4 PAYMENT OF TAXES AND CLAIMS.
                           Aviation Sales shall, and shall cause each of its Subsidiaries to, file all tax returns and reports as and when required by the related Governmental Authority and pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Assets or in respect of any of its franchises, business, income or Assets before any penalty or interest accrues thereon and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by SECTION
                           28.3.3 upon any of the Assets of Aviation Sales or any Subsidiary of Aviation Sales, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to in CLAUSE (A) above or claims referred to in CLAUSE (B) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                                    "28.2.5 INSURANCE. Without limiting any
                           provision of Article XIV, Aviation Sales shall maintain in full force and effect the insurance policies and programs listed on SCHEDULE 7-G to Amendment No. 2 or substantially similar policies and programs or other policies and programs as are acceptable to the Agent. Each such policy shall contain endorsement, or an independent instrument furnished to the Agent, providing that the insurance companies will give the Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be altered adversely to the interests of Aviation Sales, any Guarantor or any Subsidiary of Aviation Sales or cancelled.

                                    "28.2.6 INSPECTION OF PROPERTY; BOOKS AND
                           RECORDS; DISCUSSIONS. Aviation Sales shall permit, and shall cause each of their respective Subsidiaries to permit, any authorized representative(s) designated by either the Agent or any Lender or Holder to visit and inspect, whether by access to Aviation Sales and its Subsidiaries' MIS or otherwise, any of the Assets, to examine, audit, check and make copies of Aviation Sales and its Subsidiaries' financial and accounting records, books, journals, orders, receipts and any correspondence (other than privileged correspondence with legal counsel) and other data relating to their respective businesses or the transactions contemplated hereby or referenced herein (including, without limitation, in connection with environmental compliance, hazard or liability, and quarterly (or more often) examinations of the Properties by such representatives designated by the Agent), and to discuss their affairs, finances and accounts with their management personnel and independent certified public accountants, all upon reasonable written notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection (i) by or on behalf of any Lender or Holder shall be at such Lender's or Holder's expense and (ii) by or on behalf of the Agent shall be at the Lessee's expense. Aviation Sales shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects on its MIS and otherwise proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Properties. If an Event of Default has occurred and is continuing and the Loans or Holder Fundings or Lease obligations have been accelerated, upon the Agent's request in connection with efforts to enforce the rights and remedies of the Agent, the Lenders, the Holders or the Lessor, Aviation Sales shall turn over, and cause each of its Subsidiaries to turn over, any such records requested by the Agent to the Agent or its representatives; PROVIDED, HOWEVER, that Aviation Sales may, in its discretion, retain copies of such records; and PROVIDED FURTHER that unless such records relate to any Property, Aviation Sales and its Subsidiaries may deliver copies (as opposed to originals) of such records to the Agent or its representatives.

                                    "28.2.7 ERISA COMPLIANCE. Aviation Sales
                           shall, and shall cause each of the Guarantors and each of the Subsidiaries of Aviation Sales and its/their ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

                                    "28.2.8 MAINTENANCE OF PROPERTY. Aviation
                           Sales shall, and shall cause each of the Guarantors and each of the Subsidiaries of Aviation Sales to, maintain in all material respects all of its owned and leased Assets in good, safe and insurable condition and repair, and not permit, commit or suffer any waste or abandonment of any such Assets and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required; PROVIDED, HOWEVER, that such Property may be altered or renovated in the ordinary course of Aviation Sales' or a Guarantor's or Subsidiary's business.

                                    "28.2.9 CONDEMNATION. Immediately upon
                           Aviation Sales' learning of the institution of any proceeding for the condemnation or other taking of any of the owned or leased Real Property of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales, Aviation Sales shall notify the Agent of the pendency of such proceeding, and (to the extent such proceeding relates to any Property) permit the Agent to participate in any such proceeding, and from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

                                    "28.2.10. NEW SUBSIDIARIES. Promptly (and in
                           any event within 15 days) after the acquisition or creation of any Domestic Subsidiary (other than an Excluded Subsidiary), cause to be delivered to the Agent for the benefit of itself, the Lenders, the Holders and the Owner Trustee each of the following:

                                    "(i) a Guaranty Agreement executed by such
                           Subsidiary substantially in the form of the Guaranty Agreement (Series A Obligations) executed by the Guarantors and the Agent on the Initial Closing Date;

                                    "(ii) a Guaranty Agreement executed by such
                           Subsidiary substantially in the form of the Guaranty Agreement (Lessee Obligations) executed by the Guarantors (other than Aviation Sales) and the Lessor on the Initial Closing Date;

                                    "(iii) an opinion of outside counsel to such
                           Subsidiary (which counsel shall be acceptable to the Agent) dated as of the date of delivery of the Guaranty Agreements provided for in this SECTION 28.2(K) and addressed to the Agent, the Owner Trustee and each of the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinion of counsel delivered by Akerman Senterfitt & Eidson, P.A. on the Initial Closing Date (the "Initial ASE Opinion")), including opinions with respect to such Subsidiary and each such Guaranty Agreement that are substantively identical to the opinions set forth in paragraphs 2, 3, 4, 5(a), 5(b), 5(c), 5(d), 5(e),
                           5(f) and 6 (on pages 5-7) of the Initial ASE Opinion;

                                    "(iv) a certificate of the Secretary or an
                           Assistant Secretary of such Subsidiary in the form attached as EXHIBIT E to the Participation Agreement or in such other form as is reasonably acceptable to the Agent attaching and certifying as to (A) the resolutions of the Board of Directors (or, as applicable, the partners, members or other equivalent governing body) of such Subsidiary duly authorizing the execution, delivery and performance by such Subsidiary of each of the Operative Agreements to which it is or will be a party, (B) its certificate of incorporation (or other equivalent charter or organizational documents), in each case certified as of a recent date by the Secretary of State of the State of its incorporation (or organization), (C) its bylaws (or other equivalent documents relating to the operation, governance or management of such Subsidiary), and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party; and

                                    "(v) a good standing certificate from the
                           appropriate officer of its state of incorporation (or organization) and each state in which it is required to be qualified to do business as to its good standing in such state.

                                    "28.2.11 JOINT VENTURE. Triad International
                           Maintenance Corporation ("TIMCO") shall cause Hamilton/TIMCO Cargo Conversions, LLC, a North Carolina limited liability company in which TIMCO owns a fifty percent (50%) equity interest to distribute fifty percent (50%) of its net income to TIMCO at least quarterly and confirm its receipt of such distribution to the Agent concurrently with delivery by Aviation Sales of the financial reporting required by SECTION 28.1.1(B).

                           "28.3 NEGATIVE COVENANTS. Until the obligations of
                  the Lessee, the Construction Agent and the Guarantors under the Operative Agreements have been paid and satisfied in full and the Operative Agreements have been terminated in accordance with the terms thereof, unless the Lessor and the Majority Lenders shall otherwise consent in writing, Aviation Sales will not, nor will it permit any Subsidiary to:

                                    "28.3.1 INDEBTEDNESS. Aviation Sales shall
                           not, nor shall it permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                                    "(a) the obligations under the Operative
                           Agreements; and

                                    "(b) Indebtedness permitted by Section 10.01
                           of the Existing Aviation Sales Credit Agreement.


                                    "28.3.2 SALES OF ASSETS. Without limiting
                           the generality of any provision of any Operative Agreement that restricts any sale or other transfer of any Property (including without limitation any Land, Improvements or Equipment), neither Aviation Sales nor any Subsidiary of Aviation Sales shall sell, assign, transfer, lease, convey or otherwise dispose of any of its Assets, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                                    "(a) any sale of such Assets specifically
                           permitted by the terms of the Operative Agreements;
                           and

                                    "(b) sales of Assets permitted by Section
                           10.02 of the Existing Aviation Sales Credit
                           Agreement.

                                    "28.3.3 LIENS. Without limiting the
                           generality of any other restriction of Liens on any Property, neither Aviation Sales nor any Subsidiary of Aviation Sales shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Assets (other than the Properties) except:

                                    "(a) Liens created pursuant to the Operative
                           Agreements; and

                                    "(b) Liens permitted under Section 10.03 of
                           the Existing Aviation Sales Credit Agreement.

                                    "28.3.4 . INVESTMENTS. Neither Aviation
                           Sales nor any Subsidiary of Aviation Sales shall directly or indirectly make or own any Investment except:

                                    "(a) Investments permitted under Section
                           10.03 of the Existing Aviation Sales Credit
                           Agreement.

                           "Aviation Sales shall not form any direct Subsidiary after the Amendment Effective Date or permit any of its Subsidiaries or Guarantor to form any Subsidiary except to the extent Investments therein are permitted hereinabove. Neither Aviation Sales nor any Subsidiary of Aviation Sales may make any Investment in any Subsidiary of Leasing which is not a Guarantor.

                                    "28.3.5.ACCOMMODATION OBLIGATIONS. Neither
                           Aviation Sales nor any Subsidiary of Aviation Sales shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

                                    "(a) Accommodation Obligations arising under
                           the Operative Agreements; and

                                    "(b) Accommodation Obligations permitted
                           under Section 10.05 of the Existing Aviation Sales Credit Agreement;

                           "Neither Aviation Sales nor any Subsidiary of Aviation Sales shall incur any Accommodation Obligation with respect to Indebtedness of any Subsidiary of Leasing.

                                    "28.3.6 RESTRICTED JUNIOR PAYMENTS. Aviation
                           Sales shall not, nor shall it permit any Subsidiary of Aviation Sales to, declare or make any Restricted Junior Payment, except:

                                    "(a) Restricted Junior Payments permitted
                           under Section 10.06 of the Existing Aviation Sales Credit Agreement.

                                    "28.3.7 CONDUCT OF BUSINESS. Neither
                           Aviation Sales nor any Subsidiary of Aviation Sales shall engage in any business other than (a) the businesses engaged in by such Person on the Amendment Effective Date and (b) any business or activities which are substantially similar, related, incidental or complimentary thereto.

                                    "28.3.8 TRANSACTIONS WITH AFFILIATES.
                           Neither Aviation Sales nor any Subsidiary of Aviation Sales shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Aviation Sales, on terms that are less favorable to Aviation Sales or such Subsidiary than those that might be obtained in an arm's length transaction at the time from Persons who are not such an Affiliate. Nothing contained in this SECTION 28.3.8 shall prohibit (a) any transaction expressly permitted by SECTION 28.3.6;
                           (b) increases in compensation and benefits for officers and employees of Aviation Sales or its Subsidiaries which are customary in the industry; PROVIDED THAT no Default or Event of Default has occurred and is continuing; or (c) payment of customary officers' and directors' indemnities.

                                    "28.3.9 RESTRICTION ON FUNDAMENTAL CHANGES.
                           Neither Aviation Sales nor any Subsidiary of Aviation Sales shall (a) enter into any merger or consolidation, (b) permit any of its Subsidiaries to enter into any merger or consolidation. Neither Aviation Sales nor any Subsidiary of Aviation Sales shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or Assets, whether now or hereafter acquired, except in connection with transactions permitted under SECTION 28.3.2 or permit any of its Subsidiaries to (a) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or (b) convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of their respective businesses or Assets, whether now or hereafter acquired, except in connection with transactions permitted under SECTION 28.3.2.

                                    "28.3.10 SALES AND LEASEBACKS. Neither
                           Aviation Sales nor any Subsidiary of Aviation Sales shall become liable, directly, by assumption or by Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Asset (whether real or personal or mixed) which it
                           (a) sold or transferred or is to sell or transfer to any other Person, or (b) intends to use for substantially the same purposes as any other Asset which has been or is to be sold or transferred by it to any other Person, in either instance, in connection with such lease.

                                    "28.3.11 MARGIN REGULATIONS; SECURITIES
                           LAWS. Neither Aviation Sales nor any Subsidiary of Aviation Sales shall, nor shall Aviation Sales or any Subsidiary of Aviation Sales permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended under any Citicorp Loan Agreement to purchase or carry Margin Stock.

                                    "28.3.12 ERISA. Neither Aviation Sales nor
                           any Subsidiary of Aviation Sales shall:

                                    "(a) engage in any prohibited transaction
                           described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                                    "(b) permit to exist any accumulated funding
                           deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

                                    "(c) fail, or permit any ERISA Affiliate to
                           fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                                    "(d) terminate, or permit any ERISA
                           Affiliate to terminate, any Benefit Plan which would result in any liability of any Borrower or any ERISA Affiliate under Title IV of ERISA;

                                    "(e) fail to make any contribution or
                           payment to any Multiemployer Plan which Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                                    "(f) fail, or permit any ERISA Affiliate to
                           fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

                                    "(g) amend, or permit any ERISA Affiliate to
                           amend, a Benefit Plan resulting in an increase in current liability for the plan year such that Aviation Sales, any Guarantor, any Subsidiary of Aviation Sales or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

                           "if such event results, either singly or in the aggregate, after taking into account all other such events and any liabilities associated therewith, in an aggregate liability of Aviation Sales and its Subsidiaries in excess of $500,000.

                                    "28.3.13 ISSUANCE OF EQUITY SECURITIES.
                           Aviation Sales shall not permit any of its Subsidiaries to issue any equity Securities.

                                    "28.3.14 ORGANIZATIONAL DOCUMENTS. Neither
                           Aviation Sales nor any Subsidiary of Aviation Sales shall, nor shall Aviation Sales or any Subsidiary of Aviation Sales permit any of its Subsidiaries to, amend, modify or otherwise change any of the terms or provisions in any of (a) its Organizational Documents as in effect on the Effective Date, except amendments
                           (i) to effect a change of name of such Person, written notice of which change of name such Person shall have provided the Agent within sixty (60) days prior to the effective date of any such name change or (ii) otherwise consented to by the Agent in writing, (b) the agreements and instruments evidencing loans and advances comprising intercompany loans without the prior written consent of the Agent, or (c) the Operative Agreements, the Citicorp Loan Documents or agreements and instruments executed in connection with the Senior Subordinated Notes.

                                    "28.3.15 FISCAL YEAR. Aviation Sales shall
                           not, and shall not permit any of its Subsidiaries to, change its fiscal year from the Fiscal Year.

                                    "28.3.16 AVIATION SALES COVENANTS. Aviation
                           Sales shall not:

                                    "(a) merge or liquidate with or into any
                           other Person and, if as a result thereof and after giving effect thereto, Aviation Sales is not the surviving Person;

                                    "(b) repurchase or redeem any of its Capital
                           Stock other than as required with respect to the Permitted Equity Securities Options; or

                                    "(c) engage in any business other than that
                           of acting as a holding company for Distribution, Leasing, Finance Affiliate, MR&O, Manufacturing, Aviation Sales Property Management Corp., and Aviation Sales Company FSC, Ltd., a Barbados corporation.

                           "28.4 FINANCIAL COVENANTS. Aviation Sales covenants
                  and agrees that, until the obligations of the Lessee, the Construction Agent and the Guarantors have been paid and satisfied in full and the Operative Agreements have been terminated in accordance with the terms thereof:

                                    "28.4.1 MINIMUM CONSOLIDATED EBITDA.
                           Aviation Sales shall maintain Consolidated EBITDA, determined as of the last day of each Fiscal Quarter set forth below for the period then ending described below, of at least the amount set forth below opposite such date of determination:

                                                                   MINIMUM
DETERMINATION DATE      APPLICABLE PERIOD                    CONSOLIDATED EBITDA
------------------      -----------------                    -------------------
June 30, 2000           January 1, 2000-- June 30, 2000         $27,000,000
September 30, 2000      January 1, 2000-- September 30, 2000    $43,000,000
December 31, 2000       January 1, 2000-- December 31, 2000     $60,000,000

                                    "28.4.2 CAPITAL EXPENDITURES. Aviation Sales
                           and its Subsidiaries shall not make Capital
                           Expenditures in the aggregate during any period set forth below in excess of the amount set forth below opposite such period (in each instance, the "Maximum Amount"):

DETERMINATION DATE      APPLICABLE PERIOD                       MAXIMUM AMOUNT
------------------      -----------------                       --------------
June 30, 2000           January 1, 2000-- June 30, 2000          $13,000,000
September 30, 2000      January 1, 2000-- September 30, 2000     $16,500,000
December 31, 2000       January 1, 2000-- December 31, 2000      $19,000,000

March 31, 2001          Four-Quarter Period then ending          $12,500,000
June 30, 2001           Four-Quarter Period then ending          $12,500,000
September 30, 2001      Four-Quarter Period then ending          $12,500,000
December 31, 2001       Four-Quarter Period then ending          $12,500,000

March 31, 2002          Four-Quarter Period then ending          $12,500,000
June 30, 2002           Four-Quarter Period then ending          $12,500,000

Each September 30,      Four-Quarter Period then ending          $12,500,000
December 31, March 31
and June 30 thereafter

                           PROVIDED, HOWEVER, to the extent Aviation Sales and its Subsidiaries have not made Capital Expenditures in the amount permitted above for any given period set forth above, Capital Expenditures in an amount equal to 100% of the Maximum Amount of such Capital Expenditures permitted but not made in such period may be made in the immediately next succeeding period in addition to any amounts permitted above for such succeeding period; PROVIDED THAT to the extent amounts carried forward from one period to the next succeeding period are not expended in such period, such surplus may not be carried forward to any other succeeding period.

                                    "28.4.3 CONSOLIDATED FIXED CHARGE RATIO.
                           Aviation Sales shall maintain a Consolidated Fixed Charge Ratio for Aviation Sales and its Subsidiaries, as determined as of the last day of each Fiscal Quarter set forth below for the period then ending described below, of at least the level set forth below opposite such determination date:

DETERMINATION DATE      APPLICABLE PERIOD                       MINIMUM RATIO
------------------      -----------------                       -------------
June 30, 2000           January 1, 2000-- June 30, 2000         1.25 to 1.00
September 30, 2000      January 1, 2000-- September 30, 2000    1.25 to 1.00
December 31, 2000       January 1, 2000-- December 31, 2000     1.50 to 1.00

March 31, 2001          Four-Quarter Period then ending         1.75 to 1.00
June 30, 2001           Four-Quarter Period then ending         1.75 to 1.00
September 30, 2001      Four-Quarter Period then ending         1.75 to 1.00
December 31, 2001       Four-Quarter Period then ending         1.75 to 1.00

March 31, 2002          Four-Quarter Period then ending         2.00 to 1.00
June 30, 2002           Four-Quarter Period then ending         2.00 to 1.00

Each September 30,      Four-Quarter Period then ending         2.00 to 1.00
December 31, March 31
and June 30 thereafter

                                    "28.4.4 WORKING CAPITAL. Working Capital
                           shall be $325,000,000 at June 30, 2000 and thereafter maintained, at all times during the term of this Agreement, determined at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 2000, in a minimum amount of $300,000,000.

                                    "28.4.5 MINIMUM TANGIBLE NET WORTH. Aviation
                           Sales shall maintain a Tangible Net Worth of Aviation Sales and its Subsidiaries, of at least the amount set forth below for the Fiscal Quarter ending during the period set forth below opposite such amount.

             FISCAL QUARTER ENDING                MINIMUM TANGIBLE NET WORTH
             ---------------------                --------------------------
             June 30, 2000                               $142,500,000
             September 30, 2000                          $155,000,000
             December 31, 2000                           $155,000,000

             March 31, 2001                              $160,000,000
             June 30, 2001                               $160,000,000
             September 30, 2001                          $165,000,000
             December 31, 2001                           $165,000,000

             March 31, 2002                              $180,000,000
             June 30, 2002                               $190,000,000

             Each September 30,              The amount of Tangible Net Worth
             December 31, March              required to be maintained by this
             31 and June 30 thereafter       Section 28.4.5 as at the end of the
                                             immediately preceding Fiscal
                                             Quarter plus 85% of Consolidated
                                             Net Income (with no reduction for
                                             net losses during any period) for
                                             the Fiscal Quarter ending on such
                                             date

                                    "28.4.6 LEVERAGE RATIO. Aviation Sales shall
                           maintain a ratio of Consolidated Funded Debt to Consolidated EBITDA of Aviation Sales and its Subsidiaries, determined as of the end of each Fiscal Quarter ending on or after December 31, 2000, for the Four-Quarter Period then ended, of not more than:

              FOUR-QUARTER PERIOD ENDING            MAXIMUM RATIO
              --------------------------            -------------
                   December 31, 2000                 5.75 to 1.00

                   March 31, 2001                    5.50 to 1.00
                   June 30, 2001                     5.25 to 1.00
                   September 30, 2001                4.75 to 1.00
                   December 31, 2001                 4.50 to 1.00

                   March 31, 2002                    4.50 to 1.00
                   June 30, 2002                     4.25 to 1.00

                   Each September 30, December 31,   4.25 to 1.00
                   March 31 and June 30 thereafter

                                    "28.4.7 RATIO OF SENIOR DEBT TO EBITDA.
                           Aviation Sales shall maintain a Ratio of Senior Debt to EBITDA for Aviation Sales and its Subsidiaries, determined as of the end of each Fiscal Quarter ending on or after December 31, 2000, for the Four-Quarter Period then ended, of not more than:

              FOUR-QUARTER PERIOD ENDING            MAXIMUM RATIO
              --------------------------            -------------
                   December 31, 2000                 3.25 to 1.00

                   March 31, 2001                    3.00 to 1.00
                   June 30, 2001                     2.75 to 1.00
                   September 30, 2001                2.50 to 1.00
                   December 31, 2001                 2.25 to 1.00

                   March 31, 2002                    2.25 to 1.00
                   June 30, 2002                     2.00 to 1.00

                   Each September 30, December 31,   2.00 to 1.00
                   March 31 and June 30 thereafter

                                    "28.4.8 AVIATION SALES AND SUBSIDIARIES. For
                           purposes of the covenants set forth in this SECTION 28.4, references to Aviation Sales and its Subsidiaries shall be deemed to mean Aviation Sales and its Subsidiaries on a consolidated basis.

                           "28.5 AMENDMENTS AND WAIVERS. Notwithstanding
                  anything contained in this Lease or any other Operative Agreement to the contrary, no provision of Section 28.1, 28.2,
                  28.3 or 28.4 hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by the Lessor and the Majority Lenders.

                           "28.6 ADDITIONAL COVENANTS. The covenants contained
                  in this Article XVIII are in addition to any covenants or terms contained in any other provisions of this Lease or any other Operative Agreement. Nothing contained in this Article XVIII shall be deemed to limit the generality of any covenant or term contained in any other provision of this Lease or any other Operative Agreement.

                           "28.7 REFERENCES TO EXISTING AVIATION SALES CREDIT
                  AGREEMENT. The parties agree that to the extent any provision of Section 28.3 (including without limitation Section 28.3.1, 28.3.2, 28.3.3, 28.3.4, 28.3.5 or 28.3.6 incorporates by reference any provision of the Existing Aviation Sales Credit
                  Agreement:

                           (a) any reference (in any such provision of the Existing Aviation Sales Credit Agreement) to the "Borrowers" and "Guarantors" shall be deemed to apply to Aviation Sales and its Subsidiaries;

                           (b) any requirement (under any such provision of the Existing Aviation Sales Credit Agreement) that the consent or approval of the "Agent" under such agreement be obtained for any act or condition, shall be deemed to require the consent or approval of the Agent under the Operative Agreements; and

                           (c) any requirement (under any such provision of the Existing Aviation Sales Credit Agreement) that the consent or approval of any lender under such agreement be obtained for any act or condition, shall be deemed to require the consent or approval of the Majority Lenders under the Operative Agreements."

                  (b) Exhibit C to the Lease Agreement is deleted.

                  (c) The Lease Agreement is further amended by adding the Exhibits M and N and the Schedule 28.1.7-B that are attached hereto.

         6. AGREEMENT AND CONFIRMATION BY GUARANTORS. Each of the undersigned Guarantors has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendments to the Guaranty Agreement, the Lease Agreement, the Participation Agreement, the Credit Agreement, the Trust Agreements; and other Operative Agreements contained herein and (ii) confirming its guarantee of payment of all Borrower's Liabilities (as defined in the Series A Guaranty Agreement) and all Lessee's Liabilities (as defined in the Lessee Guaranty Agreement).

         7. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Lessee and the Construction Agent hereby represent, warrant and covenant that:

                  (a) The representations and warranties made by the Lessee and the Construction Agent in Section 7 (other than in Section 7.3(f)(i)) of the Participation Agreement are true on and as of the date hereof; and the representations in warranties set forth in Section 7.3(f)(i) of the Participation Agreement are true on and as of the date set forth in such Section;

                  (b) (i) The audited consolidated financial statements of each of the Construction Agent and the Lessee as at December 31, 1999, copies of which have been furnished to the Agent and the Owner Trustee, were prepared in accordance with GAAP and fairly present the financial condition of each of the Construction Agent and the Lessee and their Subsidiaries on a consolidated basis as of such date and their consolidated results of operations for the fiscal year then ended and
         (ii) the unaudited consolidated financial statements as at March 31, 2000, copies of which have been furnished to the Agent and the Owner Trustee, were prepared in accordance with GAAP (subject to normal year-end adjustments) and fairly present the financial condition of the Construction Agent and the Lessee and their Subsidiaries on a consolidated basis as of such date and their consolidated results of operations for the fiscal quarter then ended. Complete and accurate copies of the Projections (as defined in the Existing Aviation Sales Credit Agreement) have been delivered to the Agent. The Projections are reasonable based on the information available to Aviation Sales at the time so furnished. Neither Aviation Sales nor any Guarantor or any Subsidiary of Aviation Sales has, as of the date hereof, any Accommodation Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not disclosed in writing to the Agent, the Lenders and the Holders prior to the date hereof.

                  (c) The business and properties of the Lessee and the Construction Agent and the Guarantors and the Subsidiaries of Aviation Sales are not, and since the Initial Closing Date have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts;

                  (d) No event has occurred and no condition exists which, after giving effect to this Amendment Agreement, constitutes a Default or an Event of Default on the part of the Lessee or the Construction Agent or any Guarantor or any Subsidiary of Aviation Sales under the Participation Agreement or any other Operative Agreement, either immediately or with the lapse of time or the giving of notice, or both. Since April 15, 2000, there has occurred no event with respect to the Lessee, the Construction Agent or any Guarantor or any Subsidiary of Aviation Sales which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

                  (e) Neither the Construction Agent nor the Agent is aware of any change order, amendment or modification of the Construction Budget, or amendment or modification to any Plans and Specifications for any Property (collectively, "Change Orders") that has been adopted or is planned, contemplated or under consideration, other than the Permitted Change Orders (the "Permitted Change Orders") identified on Schedule 7-E and approved by the Agent, or the Submitted Change Orders (the "Submitted Change Orders") identified on such Schedule 7-E which have been or (on or prior to June 25, 2000) will be submitted to Agent but which Submitted Change Orders remain subject to the Agent's approval. Each of the Construction Agent and the Lessee hereby covenants and agrees that unless it has obtained the prior written consent of the Agent thereto, it will not (i) obtain, permit or approve any Change Order (other than a Permitted Change Order or, to the extent approved by the Agent, Submitted Change Order) with respect to any Property, or (ii) perform or permit any work to be performed at any Property that would involve any Change Order (other than a Permitted Change Order or, to the extent approved by the Agent, Submitted Change Order) or other deviation from the Construction Budget, the Plans and Specifications or any construction contract with respect to any Property, in each case as they exist on the date of this Amendment Agreement and have been previously delivered to the Agent;

                  (f) If, the Lessor, the Lessee or the Construction Agent shall receive, directly or indirectly, any rebate, return or credit of any real or personal property tax, ad valorem tax, other Imposition or water or sewer impact fee previously paid with respect to any Property, and (i) such rebate, return or credit relates to a tax, Imposition or fee paid with the proceeds of any Loan or Holder Funding, or (ii) such rebate, return or credit is available because of the location of such Property in a particular place, then, in either case, such Lessor, such Lessee or such Construction Agent shall promptly pay the amount of such rebate, return or credit to the Agent as a prepayment of the Loans and Holder Fundings, and such amount shall be applied to reduce the outstanding principal amount of Loans and Holder Fundings pro rata, and accrued interest and Holder Yield on the amounts prepaid, in accordance with the terms of the Credit Agreement and the Trust Agreement.

                  (g) SCHEDULE 7-G attached hereto accurately sets forth as of the date hereof all insurance policies and programs currently in effect with respect to the respective Assets and business of Aviation Sales and each Guarantor and each Subsidiary of Aviation Sales, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto, and (vii) a list of claims and awards made thereunder during the immediately preceding three (3) calendar years. Aviation Sales has delivered to the Agent copies of all such insurance policies. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of
         Article XIV and SECTION 28.2.5 of the Lease and are in amounts sufficient to cover the replacement value of the respective Assets of Aviation Sales and the Guarantors and the Subsidiaries of Aviation Sales.

                  (h) SCHEDULE 7-H attached hereto (i) contains a diagram indicating the corporate structure of Aviation Sales and each Person in which Aviation Sales holds a direct or indirect partnership, joint venture, or other equity interest and indicates the nature of such interest with respect to each Person included in such diagram; and (ii) accurately sets forth (A) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation or otherwise, and (B) the authorized, issued and outstanding shares or interests of each class of equity Securities of Aviation Sales and each such Person, and, with respect to Subsidiaries of Aviation Sales, the owners of such shares or interests. None of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Equity Securities Options) outstanding with respect to such Securities. The outstanding Capital Stock of Aviation Sales, each Guarantor and each Subsidiary of Aviation Sales is duly authorized, validly issued, fully paid and nonassessable and (except for the Capital Stock of Aviation Sales) is not Margin Stock, is free and clear of all Liens, except for Liens granted pursuant to the Loan Documents, is not subject to any option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto, and has been issued in compliance with all applicable Requirements of Law.

                  (i) There is no action, suit, proceeding, claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of Aviation Sales, threatened against Aviation Sales, any Guarantor or any Subsidiary of Aviation Sales or any of their respective Assets (i) challenging the validity or the enforceability of any of the Operative Agreements, (ii) which will, or is reasonably likely to, result in any Material Adverse Effect, or
         (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute or law under any jurisdiction outside of the United States where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the Financial Statements of Aviation Sales and its Subsidiaries. Neither Aviation Sales nor any Guarantor or any Subsidiary of Aviation Sales is subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will, or is reasonably likely to, result in a Material Adverse Effect. All pending litigation to which Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales is a party as of the Amendment Effective Date is disclosed on SCHEDULE 7-I attached hereto and made a part hereof.

         This Amendment Agreement shall be deemed to be an Operating Agreement and any violation of a covenant contained herein shall be a violation of an Operative Agreement.

         8. CONDITIONS PRECEDENT. The effectiveness of this Amendment Agreement shall be subject to fulfillment of the following conditions precedent:

                  (a) The Agent shall have received on the date hereof, in form and substance satisfactory to the Agent, the following:

                           (i) a fully-executed original of this Amendment
                  Agreement;

                           (ii) a fully-executed modification of the Memorandum
                  of Lease and Lease Supplement and Mortgage with respect to the property in Miramar Florida (the "Miramar Property");

                           (iii) an opinion of outside counsel to the Lessee and
                  the Guarantors, addressed to the Agent, the Owner Trustee and the Lenders and Holders;

                           (iv) a certificate of the Secretary or an Assistant
                  Secretary of each of the Lessee and each Guarantor in such form as is reasonably acceptable to the Agent attaching and certifying as to (A) the resolutions of the Board of Directors of Lessee or such Guarantor (as the case may be) duly authorizing the execution, delivery and performance by Lessee or such Guarantor (as the case may be) of this Amendment Agreement and each of the other Operative Agreements delivered in connection with this Amendment Agreement to which such Lessee or Guarantor is or will be a party, (B) the fact that neither its certificate of incorporation nor its bylaws have been changed from the versions that were certified and delivered to the Agent on the Initial Closing Date (or if they have been changed, such certificate of incorporation or by-laws certified as of a recent date by the Secretary of State of the State of its incorporation), and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf this Amendment Agreement and each of the other Operative Agreements delivered in connection with this Amendment Agreement to which such Lessee or Guarantor is a party; and

                           (v) a fee (the "Amendment Fee") in the amount of
                  $322,500, in immediately available funds, paid by the Lessee or by the Borrower (using the proceeds of a Funding) to the Agent; plus all other fees and amounts set forth in the Closing Statement (defined below);

                           (vi) unaudited Financial Statements of Aviation Sales
                  and its Subsidiaries on a consolidated and consolidating basis for the Fiscal Quarter ending March 31, 2000 and Compliance Certificates for the Fiscal Year ending December 31, 1999 and March 31, 2000;

                           (vii) a Borrowing Base Certificate (as defined in the
                  Existing Aviation Sales Credit Agreement) dated May 24, 2000;

                           (viii) an executed amendment and restatement of the
                  Existing Aviation Sales Credit Agreement (as in effect prior to the effective date of this Amendment Agreement) in form and substance satisfactory to the Agent, Lenders and Holders;

                           (ix) a Closing Statement (the "Closing Statement")
                  dated as of the Amendment Effective Date, signed by Lessee;

                           (x) a letter agreement dated as of the date hereof,
                  addressed to the Agent, each Lender, each Holder and the Owner Trustee, executed by each of

                  Tambone/Aero Development Corp. ("Tambone") and Schaffer Corp., Inc. ("Schaffer"), in which (A) each of Tambone and Schaffer represents and warrants to the addressees as of the date hereof that it is not aware of any Change Order (as defined above) (including without limitation any change order, amendment or modification of the Construction Budget, or amendment or modification to any Plans and Specifications for any Property) that has been adopted or is planned, contemplated or under consideration, other than the Permitted Change Orders and Submitted Change Orders (as defined above); and (B) each of Tambone and Schaffer covenants and agrees that unless it has obtained the prior written consent of the Agent thereto, it will not (i) obtain, permit or approve any Change Order (other than a Permitted Change Order or, to the extent approved by the Agent, a Submitted Change Order) with respect to any Property, or (ii) perform or permit any work to be performed at any Property that would involve any Change Order (other than a Permitted Change Order or, to the extent approved by the Agent, a Submitted Change Order) or other deviation from the Construction Budget, the Plans and Specifications or any construction contract with respect to any Property, in each case as they exist on the date hereof and have been previously delivered to the Agent;

                           (xi) (A) down-dating endorsements of the title
                  policies issued to the Owner Trustee and the Agent, with respect to the Miramar Property, such endorsements reflecting the transaction documents, as amended hereby, and showing no additional exceptions to coverage, except as approved by the Agent (in its sole discretion) and (B) down-dating endorsements of such policies with respect to the Fundings in April and May, 2000, showing no additional exceptions to coverage except as approved by the Agent (in its sole discretion);

                           (xii) any additional agreements, instruments or
                  documents which it may reasonably request in connection herewith;

                  (b) The correctness in all material respects on the date hereof of the representations and warranties of the Owner Trustee, Construction Agent and the Lessee contained herein and in each of the Operative Agreements;

                  (c) After giving effect to the waivers in Section 9 of this Amendment Agreement, no Default or Event of Default shall have occurred and be continuing on the date hereof;

                  (d) No material adverse change shall have occurred (as certified to the Agent, the Lenders and the Holders by the respective chief financial officers) in the business, assets, management, operations, financial condition or prospects of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales since March 31, 2000;

                  (e) (Except for the Supplemental Term Loan, the amendments and standstill agreements that have previously been delivered to the Agent with respect to "Predecessor Agreement" (as defined in the Existing Aviation Sales Credit Agreement), and the

         Supplemental Term Loan Warrants to purchase 129,000 shares of Aviation Sales common stock for an aggregate purchase price of $129, which warrants have been issued to Citicorp in connection with the Supplemental Term Loan) since December 31, 1999, neither Aviation Sales nor any Guarantor or any Subsidiary of Aviation Sales shall have (i) entered into any material (as determined in good faith by the Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of such Person's business, except with respect to the consummation of the transactions contemplated hereby, (ii) declared or paid any distribution or dividend, (iii) established or assumed any obligations with respect to compensation or employee benefit plans other than plans with respect to the Permitted Equity Securities Options (as defined in the existing Aviation Sales Credit Agreement), or (iv) redeemed, repurchased, or issued any equity Securities;

                  (f) Since March 31, 2000, no permit, agreement, lease, or license which, in the judgment of the Agent, is material to the business, operations or employee relations of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales, including without limitation, any agreement relating to the Existing Aviation Sales Credit Agreement or the Senior Subordinated Notes (as defined in the Existing Aviation Sales Credit Agreement), shall have been terminated, modified, revoked, breached, or declared to be in default, or if breached or declared to be in default during such period, such breach or default shall have been cured or waived on terms satisfactory to the Agent and Lenders;

                  (g) Lenders and Holders shall have reviewed all litigation pending or threatened against Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales and determined to their satisfaction that no Material Adverse Effect will, or is reasonably likely to, result from the existence thereof; and

                  (h) None of the members of Aviation Sales' Board of Directors as of March 31, 2000 shall have ceased acting as members of such Board of Directors.

         9. WAIVER. Subject to the terms and conditions of this Amendment Agreement, the Lessor, the Agent, each Lender and each Holder waives the specific Events of Default set forth in Schedule 9 attached hereto.

         The waivers contained in this SECTION 9 are granted only for the specific instances specified in Schedule 9 hereto and are not intended to create a course of dealing or otherwise impair the future ability of the Lessor, the Agent, any Lender or any Holder to declare a Lease Event of Default or any other Event of Default or otherwise enforce the terms of any Operative Agreement. Such waivers are not intended to be nor shall they be construed to be a general waiver or alteration of any of the terms or conditions of any Operative Agreement.

         10. RELEASE.

                  (a) Aviation Sales and its Subsidiaries acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of their or the

         Owner Trustee's respective liability to pay or perform any obligations pursuant to any of the Operative Agreements or any other documents which evidence or secure any obligations owed under any Operative Agreement. In consideration for the execution of this Amendment Agreement, each of Aviation Sales and each of its Subsidiaries hereby releases and forever discharges, Bank of America, the Agent, the Lenders, the Holders and the Owner Trustee and all of their respective officers, directors, employees, Affiliates and agents (collectively, the "Released Parties") from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether heretofore or now existing, liquidated or unliquidated, matured or unmatured, fixed or contingent (collectively, the "Release Claims"), which might be asserted against any of the Released Parties. This Release applies to all matters arising out of or relating to the Operative Agreements, any Property, any obligations due under any of the Operative Agreements and this Amendment Agreement, commitment letters with respect to other loan facilities, and the lending and borrowing relationships, and (to the extent any Release Claims relating to such deposit relationships are now known to Aviation Sales or any of its Subsidiaries) the deposit relationships, between Aviation Sales or its Subsidiaries, and Bank of America, the Agent, the Lenders, the Holders and the Owner Trustee, including the administration, collateralization and funding thereof. Each of Aviation Sales and each of its Subsidiaries further agrees not to bring any action in any judicial, administrative or other proceeding against the Released Parties, or any of them, alleging any such Release Claim or otherwise arising in connection with any such Release Claim.

                  (b) It is the intent of the parties that except as otherwise set forth herein, the foregoing release shall be effective as a full and final accord and satisfaction of all claims hereby released and each of Aviation Sales and each of its Subsidiaries hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed. In this connection, each of Aviation Sales and each of its Subsidiaries hereby agrees, represents and warrants that it realizes and acknowledges that factual matters now existing and unknown to it may have given or may hereafter give rise to Release Claims, which are presently unknown, unsuspected, unliquidated, unmatured and/or contingent, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in view of that realization. Nevertheless, Aviation Sales and its Subsidiaries hereby intend to release, discharge and acquit the Released Parties of and from any such unknown, unsuspected, unliquidated, unmatured and/or contingent Release Claims, which are in any way set forth in or related to the matters identified above in this
         SECTION 10. Aviation Sales and its Subsidiaries hereby explicitly waive the benefits of any common law or statutory rule with respect to the release of such Release Claims.

                  (c) The acceptance and delivery of this Amendment Agreement by the Agent on behalf of the Released Parties shall not be deemed or construed as an admission of liability with respect to the Release Claims or otherwise by the Released Parties, or any of them, and the Released Parties hereby expressly deny liability of any nature whatsoever arising from or related to the subject of the release contained in this SECTION 10.

                  (d) Each of Aviation Sales and each of its Subsidiaries hereby agrees, represents and warrants that: (i) such party has not voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the Release Claims purported to be released by this SECTION 10; (ii) such party has had advice of counsel of its own choosing in negotiations for and the preparation of this Amendment Agreement; and (iii) such party is fully aware of the effect of releases such as that contained in this SECTION 10.

         11. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         12. FULL FORCE AND EFFECT OF OPERATIVE AGREEMENTS. Except as hereby specifically amended, modified or supplemented, the Participation Agreement, the Lease, the Credit Agreement, the Trust Agreement, the Guaranty Agreements and all of the other Operative Agreements are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         13. COUNTERPARTS. This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                    AVIATION SALES COMPANY,
                                    as Construction Agent

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                    AVIATION SALES COMPANY,
                                    as Lessee

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                    FIRST SECURITY BANK, NATIONAL
                                      ASSOCIATION
                                    not individually, except as expressly stated under the Operative Agreements, but solely as Owner Trustee under the Aviation Sales Trust 1998-1

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                    BANK OF AMERICA, N.A., as a Holder and as a Lender

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                    BANK OF AMERICA, N.A., as Administrative
                                    Agent

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                              SIGNATURE PAGE 1 OF 3

                              JOINDER BY GUARANTORS

The undersigned Guarantors hereby join in and consent to this Amendment
Agreement.

                                 AVIATION SALES COMPANY
                                 AVIATION SALES MANUFACTURING
                                      COMPANY
                                 AVIATION SALES PROPERTY
                                      MANAGEMENT  CORP.
                                 AVIATION SALES FINANCE COMPANY
                                 TIMCO ENGINE CENTER, INC.
                                 AVS/KRATZ-WILDE MACHINE COMPANY
                                 APEX MANUFACTURING, INC.
                                 AEROCELL STRUCTURES, INC.
                                 AVIATION SALES DISTRIBUTION
                                       SERVICES COMPANY
                                 AVIATION SALES BEARINGS COMPANY
                                 AVIATION SALES LEASING COMPANY
                                 WHITEHALL CORPORATION
                                 TRIAD INTERNATIONAL MAINTENANCE
                                       CORPORATION (successor in
                                        interest to Aero Corporation
                                        and Aero Corp Macon, Inc.)
                                 AVIATION SALES MAINTENANCE, REPAIR &
                                       OVERHAUL COMPANY
                                 CARIBE AVIATION, INC.
                                 AIRCRAFT INTERIOR DESIGN, INC.
                                 AERO HUSHKIT CORPORATION
                                 HYDROSCIENCE, INC.
                                 TIMCO ENGINEERED SYSTEMS, INC.

                                 By:______________________________________
                                 Name:____________________________________
                                 Title:________________ of each of the foregoing
                                         Guarantors

                                 AVSRE, L.P.
                                 By: Aviation Sales Property Management Corp.,
                                     its general partner

                                     By:__________________________________
                                     Name:________________________________
                                     Title:_______________________________

                              SIGNATURE PAGE 2 OF 3

                                     AVIATION SALES SPS I, INC.

                                     By:__________________________________
                                     Name:________________________________
                                     Title:_______________________________

                              SIGNATURE PAGE 3 OF 3